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                                                                 Exhibit 10.28















                 MEMBERSHIP INTERESTS CONTRIBUTION AGREEMENT


                                 BY AND AMONG


                      INTEGRATED SITE DEVELOPMENT, INC.


                                     AND


  JOE L. FINLEY, III, CAROLINE M. FINLEY, FINLEY FAMILY LIMITED PARTNERSHIP,
   THE CENTRAL ARKANSAS OPPORTUNITY FOUNDATION, TELESITE SERVICES, LLC AND
                          METROSITE MANAGEMENT, LLC



                                    DATED


                                 MAY 12, 1997


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                 MEMBERSHIP INTERESTS CONTRIBUTION AGREEMENT

      THIS MEMBERSHIP INTERESTS CONTRIBUTION AGREEMENT (together with the Schedules and Exhibits hereto, the "Agreement"), dated May 12, 1997, is entered into by and among Integrated Site Development, Inc., a Delaware corporation ("ISD"), and Joe L. Finley, III ("Finley"), Caroline M. Finley ("Caroline Finley") Finley Family Limited Partnership, an Arkansas limited partnership (the "Partnership"), The Central Arkansas Opportunity Foundation, a charitable trust organized under the laws of the State of Arkansas ("CAOF") (Finely, the Partnership, and CAOF are collectively referred to as, the "Members") and Telesite Services, LLC, an Arkansas limited liability company ("Telesite"), and Metrosite Management, LLC, an Arkansas limited liability company ("Metrosite").

      WHEREAS, the Partnership and CAOF are the owners of all of the membership interests, and are the sole members, of Telesite;

      WHEREAS, Telesite is engaged in site acquisition, marketing, and consulting for the telecommunications industry (the "Telesite Business");

      WHEREAS, Telesite and Finley are the owners of all of the membership interests, and are the sole members, of Metrosite;

      WHEREAS, Metrosite is engaged in marketing and management of governmental and public properties of the telecommunications industry (the "Metrosite Business");

      WHEREAS, Finley and Caroline Finley are husband and wife;

      WHEREAS, pursuant to Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"), the Members desire to contribute and transfer all of their membership interests in Telesite (the "Telesite Interests") to ISD in exchange for shares of the Common Stock, par value $0.001 per share, of ISD (the "ISD Common Stock") and certain other consideration as provided herein;

      WHEREAS, pursuant to Section 351 of the Code, the Members desire to cause Telesite to, and Finley desires to, contribute and transfer all of their and his, as the case may be, membership interests in Metrosite (the "Metrosite Interests") to ISD in exchange for shares of ISD Common Stock and certain other consideration as provided herein; and

      WHEREAS, the foregoing contributions and transfers are part of a single plan pursuant to Section 351 of the Code in which: (i) the foregoing contributions and transfers will be made; (ii) Stephen H. Clark ("Clark") and Robert M. Long ("Long") will contribute and transfer all of the shares of the capital stock of US Towers, Inc., a Delaware corporation ("US Towers") to ISD in exchange for shares of ISD Common Stock; (iii) Whitney Equity Partners, L.P., a Delaware limited partnership ("Whitney"), Kitty Hawk Capital Limited Partnership, III, a Delaware limited partnership ("Kitty Hawk") will contribute and transfer cash to ISD in exchange for shares of 8% Series A Cumulative Convertible Redeemable Preferred Stock, par


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value $0.001 per share, of ISD; and (iv) PCX Corporation, a Delaware corporation ("PCX"), has agreed to contribute its warrant to purchase 1,500 shares of the Common Stock, par value $0.001 per share, of US Towers (the "PCX Warrant") to ISD in exchange for a warrant to purchase 150,000 shares of ISD Common Stock (the "ISD Warrant").

      NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations, and warranties set forth herein, the parties agree as follows:


                                  ARTICLE I
                                 DEFINITIONS

      In addition to the other terms defined herein, the following definitions will apply throughout this Agreement:

      1.1   ACM's.  The term "ACM's" has the meaning set forth in Section
5.19(b).

      1.2 Affiliate. The term "Affiliate" has the meaning set forth in Rule 405 of the Securities Act of 1933, as amended.

      1.3   Claims.  The term "Claims" has the meaning set forth in Section
5.15.

      1.4   Closing.  The term "Closing" has the meaning set forth in Section
12.1.

      1.5 Closing Date. The term "Closing Date" has the meaning set forth in Section 12.1.

      1.6 Consideration. The term "Consideration" has the meaning set forth in Section 3.1.

      1.7 Effective Time. The term "Effective Time" has the meaning set forth in Section 12.1.

      1.8 Environmental Laws. The term "Environmental Laws" has the meaning set forth in Section 5.19.

      1.9 ERISA. The term "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      1.10 Hazardous Materials. The term "Hazardous Materials" has the meaning set forth in Section 5.19(b).

      1.11 Indemnified Party. The term "Indemnified Party" has the meaning set forth in Section 13.3.





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      1.12  Indemnity Obligor.  The term "Indemnity Obligor" has the meaning set forth in Section 13.3.

      1.13 ISD Agreements. The term "ISD Agreements" means all agreements, documents and other instruments executed and delivered by ISD in connection with the consummation of the transaction contemplated by this Agreement.

      1.14  Loss.  The term "Loss" has the meaning set forth in Section 13.1.

      1.15 Member Agreements. The term "Member Agreements" means all agreements, documents and other instruments executed and delivered by the Members in connection with the consummation of the transactions contemplated by this Agreement.

      1.16 Metrosite Assets. The term "Metrosite Assets" means all of the properties and assets of Metrosite, including, without limitation, the Metrosite Intellectual Property, the Metrosite Inventory, the Metrosite Receivables, and the Metrosite Tangible Personal Property.

      1.17 Metrosite Contracts. The term "Metrosite Contracts" has the meaning set forth in Section 6.11.

      1.18  [Intentionally Omitted]

      1.19  Metrosite Intellectual Property.  The term "Metrosite
Intellectual Property" has the meaning set forth in Section 6.13.

      1.20 Metrosite Inventory. The term "Metrosite Inventory" has the meaning set forth in Section 6.10.

      1.21 Metrosite Leased Real Property. The term "Metrosite Leased Real Property" has the meaning set forth in Section 6.8.

      1.22 Metrosite Liens. The term "Metrosite Liens" has the meaning set forth in Section 6.7.

      1.23  [Intentionally Omitted]

      1.24 Metrosite Marks. The term "Metrosite Marks" has the meaning set forth in Section 6.13.

      1.25 Metrosite Permits. The term "Metrosite Permits" has the meaning set forth in Section 6.17.

      1.26 Metrosite Real Property Leases. The term "Metrosite Real Property Leases" has the meaning set forth in Section 6.8.




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      1.27  Metrosite Receivables.  The term "Metrosite Receivables" has the meaning set forth in Section 6.12.

      1.28 Metrosite Required Consents. The term "Metrosite Required Consents" has the meaning set forth in Section 6.4.

      1.29 Metrosite Tangible Personal Property. The term "Metrosite Tangible Personal Property" has the meaning set forth in Section 6.9.

      1.30 Metrosite Tax Returns. The term "Metrosite Tax Returns" has the meaning set forth in Section 6.18.

      1.31  [Intentionally Omitted]

      1.32  PBGC.  The term "PBGC" means the Pension Benefit Guaranty
Corporation.

      1.33 Person. The term "person" means any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

      1.34 Plans. The term "Plans" has the meaning set forth in Section 5.22(b)(i).

      1.35 Promissory Note. The term "Promissory Note" has the meaning set forth in Section 3.2.

      1.36 Real Estate Lease. The term "Real Estate Lease" means the Real Estate Lease, dated as of the Closing Date, between Telesite and the Partnership in substantially the form attached as Exhibit A.

      1.37 Representatives. The term "Representatives" has the meaning set forth in Section 8.2.

      1.38  Rules.  The term "Rules" has the meaning set forth in Section
5.16.

      1.39 Stockholders' Agreement. The term "Stockholders' Agreement" means the Stockholders' Agreement, dated as of the Closing Date, between ISD, Clark, Long, the Partnership, PCX and Whitney in substantially the form attached as Exhibit B.

      1.40 Stock Restriction Agreement. The term "Stock Restriction Agreement" means the Stock Restriction Agreement, dated as of the Closing Date, between ISD and the Partnership in substantially the form attached as Exhibit C.

      1.41  Taxes.  The term "Taxes" has the meaning set forth in Section
5.18.




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      1.42  Telesite Agreements.  The term "Telesite Agreements" means all agreements, documents and other instruments executed and delivered by Telesite in connection with the consummation of the transactions contemplated by this Agreement.

      1.43 Telesite Assets. The term "Telesite Assets" means all of the properties and assets of Telesite, including, without limitation, the Telesite Intellectual Property, the Telesite Inventory, the Telesite Receivables, the Telesite Tangible Personal Property, the Telesite Contracts, the Telesite Leased Real Property, and the Telesite Real Property Leases.

      1.44 Telesite Contracts. The term "Telesite Contracts" has the meaning set forth in Section 5.11.

      1.45 Telesite Excluded Real Property. The term "Telesite Excluded Real Property" means the real property owned by Telesite and described on Exhibit D attached hereto.

      1.46 Telesite Financial Statements. The term "Telesite Financial Statements" has the meaning set forth in Section 5.5.

      1.47 Telesite Intellectual Property. The term "Telesite Intellectual Property" has the meaning set forth in Section 5.13.

      1.48 Telesite Inventory. The term "Telesite Inventory" has the meaning set forth in Section 5.10.

      1.49 Telesite Leased Real Property. The term "Telesite Leased Real Property" has the meaning set forth in Section 5.8.

      1.50 Telesite Liens. The Term "Telesite Liens" has the meaning set forth in Section 5.7.

      1.51 Telesite March 1997 Balance Sheet. The term "Telesite March 1997 Balance Sheet" has the meaning set forth in Section 5.5.

      1.52 Telesite Marks. The term "Telesite Marks" has the meaning set forth in Section 5.13.

      1.53 Telesite Permits. The term "Telesite Permits" has the meaning set forth in Section 5.17.

      1.54  Telesite Permitted Liens.     The term "Telesite Permitted Liens"
has the meaning set forth in Section 5.7.

      1.55 Telesite Real Property Leases. The term "Telesite Real Property Leases" has the meaning set forth in Section 5.8.




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      1.56  Telesite Receivables.  The term "Telesite Receivables" has the meaning set forth in Section 5.12.

      1.57 Telesite Required Consents. The term "Telesite Required Consents" has the meaning set forth in Section 5.4.

      1.58 Telesite Tangible Personal Property. The term "Telesite Tangible Personal Property" has the meaning set forth in Section 5.9.

      1.59 Telesite Tax Returns. The term "Telesite Tax Returns" has the meaning set forth in Section 5.18.

      1.60 Whitney Letter of Intent. The term "Whitney Letter of Intent" means the Letter of Intent, dated March 27, 1997, between Whitney and US Towers, a copy of which is attached as Exhibit E.


                                  ARTICLE II
                     CONTRIBUTION OF MEMBERSHIP INTERESTS

      2.1 Contribution of Telesite Interests. The Members agree to contribute, transfer and deliver to ISD, at the Closing, all of the Telesite Interests owned by them in exchange for the Consideration.

      2.2 Contribution of Metrosite Interests. The Members agree to cause Telesite to, and Finley agrees to, contribute, transfer and deliver to ISD, at the Closing, all of the Metrosite Interests owned by them or him, as the case may be, in exchange for the Consideration.

      2.3 Intent of Contributions. The parties agree that the intent of the contributions and transfers of the Telesite Interests and the Metrosite Interests to ISD pursuant to this Agreement will constitute a transfer of property to a controlled corporation in accordance with the provisions of
Section 351 of the Code.


                                 ARTICLE III
                                CONSIDERATION

      3.1 Consideration. The aggregate consideration (the "Consideration") for the Telesite Interests and the Metrosite Interests will be an amount equal to an aggregate of $7,262,000 and 490,517 shares of ISD Common Stock.

      3.2 Payment of Consideration. At the Closing, the Consideration will be satisfied and paid by ISD as follows: (a) ISD will wire transfer immediately available funds in the aggregate amount of $2,000,000.00 to the bank account designated by CAOF and $2,850,000.00 to the bank account designated by the Partnership, (b) ISD will make and deliver to the Partnership a




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promissory note, payable to the Partnership, in the aggregate principal amount of $2,412,000.00, which will bear interest at the rate of seven percent (7%) per annum and will be in the form attached hereto as Exhibit F (the "Promissory Note") and (c) subject to the terms and conditions of the Stockholders' Agreement and the Stock Restriction Agreement, ISD will issue to the Partnership a certificate or certificates evidencing 490,517 shares of the ISD Common Stock.


                                  ARTICLE IV
               REPRESENTATIONS AND WARRANTIES REGARDING MEMBERS

      The Members and Caroline Finley jointly and severally represent and warrant to ISD as follows:

      4.1 Authority. Each of the Members and Caroline Finley has all requisite power and authority to execute and deliver this Agreement and the Member Agreements and to perform the transactions contemplated hereby and thereby. The execution, delivery, and performance of this Agreement and the Member Agreements by the Partnership has been duly and validly authorized by all necessary partnership and partner action. The execution, delivery, and performance of this Agreement and the Member Agreements by CAOF has been duly and validly authorized by all necessary trust and trustee action. This Agreement and the Member Agreements have been, or with respect to the Member Agreement to be executed at the Closing, will be duly executed and delivered by the Members and Caroline Finley and each constitutes, or will constitute when executed and delivered, a valid and binding obligation of the Members and Caroline Finley, enforceable against the Members and Caroline Finley, as the case may be, in accordance with its terms.

      4.2 Telesite Interests. The Partnership and CAOF are the sole beneficial and record owners of the Telesite Interests in the percentages set forth on Schedule 4.2, free and clear of all liens, encumbrances, claims, security interests, mortgages, restrictions or pledges of any nature. There are no outstanding subscriptions, options, warrants, calls, puts or other agreements or instruments which may entitle or obligate Telesite or any other person to acquire any membership interest in Telesite.

      4.3 Metrosite Interests. Finley and Telsite are the sole beneficial and record owners of the Metrosite Interests in the percentages set forth on
Schedule 4.3, free and clear of all liens, encumbrances, claims, security interests, mortgages, restrictions or pledges of any nature. There are no outstanding subscriptions, options, warrants, calls, puts or other agreements or instruments which may entitle or obligate Metrosite or any other person to acquire any membership interest in Metrosite.

      4.4 Securities Matters. The Partnership seeks to acquire the shares of ISD Common Stock issued to it for its own account and beneficial interest for investment purpose only and not with the view to the resale, assignment, transfer or distribution thereof, except in accordance with applicable federal and state securities laws. The Partnership acknowledges and agrees that, as the owner of the shares of ISD Common Stock, it must bear the economic risks of investment in




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ISD for an indefinite period of time, as the securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, and therefore cannot be sold unless registered thereunder or unless, in the opinion of counsel satisfactory to ISD, an exemption from registration is available. The Partnership acknowledges and agrees that the shares of ISD Common Stock issued to it will be subject to certain restrictions on transfer as set forth in the Stockholders' Agreement and that the certificates evidencing such shares will bear legends referring to such restrictions. The Partnership has such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of an investment in the ISD and that they are able to bear the economic risks for such investment. The Partnership is sophisticated and knowledgable investors, as well as accredited investors (as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act). The Partnership acknowledges that it and its representatives (a) has had adequate opportunity to ask for and receive any information from ISD and its officers that the Partnership believes to be material or relevant to their investment hereunder and (b) has had a due diligence investigation conducted by its legal counsel and other professional advisors.

      4.5 Stock Purchase Agreement. The representations and warranties made by Telesite and Metrosite in the Stock Purchase Agreement, dated as of the Closing Date, by and among ISD, US Towers, Telesite, Metrosite and Whitney are true and correct.


                                  ARTICLE V
              REPRESENTATIONS AND WARRANTIES REGARDING TELESITE

      The Members, Caroline Finley and Telesite jointly and severally represent and warrant to ISD as follows:

      5.1 Organization and Good Standing: Governing Documents. Telesite is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Arkansas. Telesite has all requisite power and authority to own, operate and lease the Telesite Assets and to conduct the operations of the Telesite Business as presently conducted. Telesite is duly qualified to conduct business as a foreign limited liability company and is in good standing in all jurisdictions in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, and such jurisdictions are listed on Schedule 5.1. Telesite has previously delivered to ISD true and complete copies of its Articles of Organization and Operating Agreement, including all amendments thereto. Except as set forth on Schedule 5.1, Telesite does not, directly or indirectly, own or control or have any capital, equity, partnership, participation or other interest in any corporation, partnership, limited liability company, joint venture or other business association or entity.

      5.2 Authority. Telesite has all requisite power and authority to execute and deliver this Agreement and the Telesite Agreements and to perform the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Telesite Agreements have been duly and validly authorized by all necessary action on the part of Telesite,




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its managers and the Members.  This Agreement has been and the Telesite
Agreements have been, or, with respect to the Telesite Agreements to be executed at the Closing, will be duly executed and delivered by Telesite and each constitutes or will constitute when executed and delivered a valid and binding obligation of Telesite, enforceable against Telesite in accordance with its terms.

      5.3 No Conflict or Breach. The execution, delivery and performance of this Agreement does not and will not:

            (a) conflict with the Articles of Organization or Operating Agreement of Telesite;

            (b) violate any law, statute, judgment, order, decree or regulation of any legislative body, court, administrative agency, governmental authority or arbitrator applicable to or relating to Telesite or the Telesite Assets;

            (c) conflict with, constitute a default under, result in a breach or acceleration of or, except as set forth on Schedule 5.3, require notice to or the consent of any third party under any contract, agreement, commitment, mortgage, note, license or other instrument or obligation to which Telesite is party or by which it is bound or by which the Telesite Assets are affected; or

            (d) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever on any of the Telesite Assets.

      5.4 Consents and Approvals. Schedule 5.4 describes (a) each consent, approval, authorization, registration or filing with any federal, state or local judicial or governmental authority or administrative agency and (b) each consent, approval, authorization of or notice to any other third party, which is required in connection with the valid execution and delivery of this Agreement or the consummation of the transactions contemplated herein or therein (the items described in clauses (a) and (b), collectively, the "Telesite Required Consents").

      5.5 Financial Statements. Telesite has previously delivered to ISD true and complete copies of (a) its unaudited Consolidated Income Statement for the fiscal year ended December 31, 1995, unauditied Consolidated Balance Sheet as of December 31, 1995, audited Consolidated Income Statement for the fiscal year ended December 31, 1996, and audited Consolidated Balance Sheet as of December 31, 1996, and the related statement of operations, members' equity and cash flows for such fiscal years then ended, including the footnotes thereto, additional or supplemental information supplied therewith and the report prepared in connection therewith by the independent certified public accountants reviewing or auditing, as the case may be, such financial statements and (b) the interim unaudited Consolidated Balance Sheet (the "Telesite March 1997 Balance Sheet") and the related consolidated statement of operations, member's equity and cash flows prepared for the quarter ended March 31, 1997. The documents described in clauses (a), and (b), collectively, the "Telesite Financial Statements":

            (a)   are true, complete and correct;




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            (b)   are in accordance with the books and records of Telesite;

            (c) present fairly the assets, liabilities and financial condition of Telesite as of the respective dates thereof, and the results of operations for the periods then ending; and

            (d) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

Telesite has no liability or obligation, whether accrued, absolute, or contingent that is not reflected or reserved against in the Telesite March 1997 Balance Sheet, except for those that are not required by generally accepted accounting principles to be included therein. Any items of income or expense which are unusual or of a nonrecurring nature are separately disclosed in the Telesite Financial Statements.

Telesite has not received from any of its certified public accountants letters to the management of Telesite other than the auditors' opinion letter accompanying the Telesite Financial Statements.

      5.6 Books and Records. The books and records of Telesite relating to the Telesite Business and the Telesite Assets are true, accurate and complete in all material respects.

      5.7 Title to and Sufficiency of Assets. Telesite has good and marketable title to all of the Telesite Assets, free and clear of any liens, encumbrances, claims, security interests, mortgages, restrictions or pledges of any nature (collectively, "Telesite Liens"), other than the Telesite Liens described on Schedule 5.7. All Telesite Liens that will not be removed at or prior to the Closing are set forth on Schedule 5.7 (the "Telesite Permitted Liens"). Except for the Telesite Excluded Real Property, the Telesite Assets constitute all of the assets, tangible and intangible, of any nature whatsoever, required to operate the Telesite Business in the manner presently operated by Telesite.

      5.8 Leased Real Property. Schedule 5.8 contains a true and correct description of all real property leased by Telesite and used or useful in connection with the Telesite Business (the "Telesite Leased Real Property"). Telesite has previously delivered to ISD true and complete copies of each of the leases, including all amendments thereto, for such leased real property (the "Telesite Real Property Leases"). Each of the Telesite Real Property Leases is valid, binding and enforceable in accordance with its terms and is in full force and effect, and there are no offsets or defenses by either landlord or tenant thereunder. There are no existing defaults, and no events or circumstances have occurred which, with or without notice of lapse of time or both, would constitute defaults, under any of the Telesite Real Property Leases. The execution, delivery and performance of this Agreement does not and will not, with respect to any such Telesite Real Property Lease: (i) permit the landlord to accelerate the rent or cause the lease terms to be renegotiated, (ii) constitute a default thereunder or (iii) require the consent of the landlord or any third party.




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      5.9   Tangible Personal Property.  Set forth on Schedule 5.9 is a list of all machinery, equipment, tools, furniture, office equipment, supplies, materials, vehicles and other items of tangible personal property of every kind owned by Telesite and used or useful in connection with the Telesite Business (wherever located and whether or not carried on Telesite's books) (the "Telesite Tangible Personal Property"). Each item of Telesite Tangible Personal Property, and each item of tangible personal property leased under the Telesite Contracts, is in good operating order, condition and ordinary wear and tear excepted, is suitable for immediate use in the ordinary course of business of the Telesite Business, is free from defects, is merchantable and is of a quality and quantity presently usable in the ordinary course of business of the Telesite Business. No item of Telesite Tangible Personal Property is in need of repair or replacement other than as part of routine maintenance in the ordinary course of business.

      5.10 Inventory. Set forth on Schedule 5.10 is a list and approximation of, and the location of, all inventory of the Telesite Business as of the date hereof, including without limitation, all finished goods, work in process, raw materials, spare parts and all other materials and supplies to be used or consumed in the production of finished goods (the "Telesite Inventory"). All items included in the Telesite Inventory; (i) are in good condition, not obsolete and nondefective, (ii) are useable or saleable in the ordinary course of business of the Telesite Business and at the current operating profit margins of Telesite, (iii) are located at the locations listed on Schedule 5.10 and (iv) have been acquired by Telesite only in bona fide transactions entered into in the ordinary course of business.

      5.11 Contracts. Schedule 5.11 lists all contracts, commitments, agreements (including, without limitation, agreements for the borrowing of money or the extension of credit, licenses, understandings and obligations) whether written or oral, to which Telesite is party or by which Telesite or the Telesite Assets are bound or affected, other than purchase orders in the ordinary course of business and any other contracts agreements and commitments that do not extend beyond one (1) year or involve the receipt of payment of not more than $25,000 (the "Telesite Contracts"). Telesite has delivered to ISD true and complete copies of all written Telesite Contracts and true and complete memoranda of all oral Telesite Contracts, including any and all amendments and other modifications thereto. Each of the Telesite Contracts is valid, binding and enforceable in accordance with its terms and is in full force and effect. There are no existing defaults, and no events or circumstances have occurred which, with or without notice or lapse of time or both, would constitute defaults, under any of the Telesite Contracts. The execution, delivery and performance of this Agreement and the Member Agreements does not and will not, with respect to any Telesite Contract: (i) constitute a default thereunder, (ii) require the consent of any person or party, except for the Required Telesite Consents or (iii) affect the continuation, validity and effectiveness thereof or the terms thereof.

      5.12 Receivables. All accounts receivable and trade accounts due to Telesite in connection with the Telesite Business (the "Telesite Receivables") reflected on the Telesite March 1997 Balance Sheet (less any such receivable collected since the date of such financial statement) and all Telesite Receivables presently owing and to be owing at the Effective Time, are, and at the Closing Date will be, legal, valid and binding obligations, of the respective




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account debtors.  All Telesite Receivables presently owing and to be owing at the Effective Time are collectible in full at face value within ninety (90) days, of the Closing Date (in the case of the accounts receivable due from Sprint Spectrum, L.P. in connection with invoices dated prior to December 31, 1996 related to the Sprint Dallas project, net of a $450,000 allowance for doubtful accounts established and reflected on the Telesite March 1997
Balance Sheet). All such Telesite Receivables were created in the ordinary course of business of the Telesite Business. There are no set-offs, counterclaims or disputes asserted with respect to any Telesite Receivable (other than those of Sprint Spectrum, L.P. in connection with invoices dated prior to December 31, 1996 related to the Sprint Dallas project which are reflected in the $450,000 allowance for doubtful amounts established and reflected on the Telesite 1997 Balance Sheet), and no discount or allowance from any Telesite Receivable has been made or agreed to except discounts for prompt payment granted in the ordinary course of business and reflected in documents evidencing such account.

      5.13 Intellectual Property. Set forth on Schedule 5.13 is a list of all of the intellectual property rights that are owned or used by Telesite in connection with the Telesite Business, including the following: (i) all trademarks, service marks, trade names, logos and other designations and all registrations (the "Telesite Marks"), including the date of first use of each such Telesite Mark, all United States, foreign and state registrations relating thereto, and a list of all of the goods and services with respect to which each such Telesite Mark is used, (ii) all copyrighted works and registrations therefor, (iii) all inventions that are the subject of letters patent or applications therefor and (iv) all confidential or proprietary processes, formulas, technical data and other information that is of commercial value to the Telesite Business (collectively the "Telesite Intellectual Property"). Each of the Telesite Marks has been in continuous use since the date of first use set forth in Schedule 5.13, and each of the Telesite Marks is now in use in interstate or intrastate commerce as specified on said Schedule. Telesite is the record owner of each of the trademark registrations, copyright registrations and patents listed on such Schedule, and all required maintenance filings, tax payments, annuities and maintenance fee payments have been timely completed with respect to each.
Schedule 5.13 sets forth the patent number, application number, application date and issue date with respect to each payment and patent application. Telesite has not licensed any of the Telesite Intellectual Property to any third party, and no third party has any right to use any of the Telesite Intellectual Property. There are no claims or suits challenging Telesite's ownership or right to use any of the Telesite Intellectual Property, or alleging that any of the Telesite Intellectual Property infringes any rights of any third parties, nor does there exist any basis therefor.

      5.14 Major Suppliers and Customers. Each supplier of goods or services to the Telesite Business to whom Telesite paid more than $100,000, in the aggregate, during the 12 months ended on March 31, 1997, and each customer of the Telesite Business who paid Telesite more than $1,000,000, in the aggregate, during such period, is listed on Schedule 5.14, which Schedule reflects in each case the amounts so paid. Except as set forth on Schedule 5.14, there exists no actual or threatened termination, cancellation or limitation of, or any adverse modification or change in, the business relationship of Telesite or its business with any customer or any group of customers whose purchases are individually in the aggregate material to the business of Telesite, or with any material supplier, and there exists no present condition or state of facts or circumstances that would materially adversely affect the assets, business, properties, operations or financial condition of Telesite or prevent Telesite from conducting the Telesite Business after the consummation of the transactions contemplated by this Agreement, in substantially the same manner in which it has heretofore been conducted. Telesite has no reason to believe that the execution, delivery and performance of this Agreement will have any adverse effect on the business relationship of any such suppliers or customers with the Telesite Business.

      5.15 Litigation. Except as set forth on Schedule 5.15, there are no claims, actions, suits, arbitration proceedings, inquiries, hearings, injunctions or investigations ("Claims") pending, or to the best knowledge of Telesite, threatened, against Telesite, its operations or the Telesite Business. No Claims have been brought within the last two years against Telesite or the Telesite Business, or affecting the Telesite Assets, or relating to Telesite's ownership, use or operation of the Telesite Assets. There are no facts or circumstances which could serve as the basis for any Claim against Telesite involving the Telesite Business or the Telesite Assets, or, by virtue of the execution, delivery and performance of this Agreement, against ISD.

      5.16 Compliance with Decrees and Laws. There is no outstanding or, to the best knowledge of Telesite, threatened, any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal against or involving Telesite, the Telesite Business or the Telesite Assets. Telesite is currently, and has been at all times in full compliance with all laws, statutes (including, without limitation, the Federal Communications Act of 1934, as amended, and the rules and regulations promulgated pursuant thereto), rules, regulations, orders and licensing requirements ("Rules") of federal, state, local and foreign agencies and authorities applicable to the business, properties and operations of the Telesite Business (including, without limitation, those relating to antitrust and trade regulation, civil rights, labor and discrimination, safety and health). To the best knowledge of Telesite, there has been no allegation of any violation of any such Rules, and no investigation or review by any federal, state or local body or agency is pending, threatened or planned with respect to Telesite, the Telesite Business or the Telesite Assets.

      5.17 Permits. Telesite has obtained all permits, authorizations, certificates, approvals, licenses, exemptions and classifications required for the conduct of the Telesite Business and the ownership and operation of the Telesite Assets (the "Telesite Permits"). Telesite is not in violation of any of the Telesite Permits, and no proceedings are pending or, to the best knowledge of Telesite, threatened, to revoke or limit any Telesite Permit.

      5.18 Taxes. Except as set forth in Schedule 5.18, Telesite has properly completed, duly and timely filed in correct form with the appropriate United States, state and local governmental agencies and with the appropriate foreign countries and political subdivisions thereof, all tax returns, reports and declarations of estimated tax (the "Telesite Tax Returns") required to be filed before the Effective Time. All Telesite Tax Returns are accurate, complete and correct as filed, and Telesite has paid in full or made adequate provision in its financial statements for all amounts shown to be due thereon. All United States, state and local income, profits, franchise, sales, use, occupancy, property, severance, excise, value added, withholding and other taxes, and all taxes owing to any foreign countries and political subdivisions thereof

(including, without limitation, interest, penalties and any additions to tax) ("Taxes") due from or claimed to be due by each taxing authority in respect of Telesite, the Telesite Business or the Telesite Assets, for all periods through the date of this Agreement, have been, and for all periods through the Effective Time will be, fully paid or adequately provided for in the financial statements of Telesite. Telesite has timely made and will timely make all withholdings of Taxes required to be made under all applicable United States, state and local tax regulations, and such withholdings have either been paid or will be paid to the respective governmental agencies or set aside in accounts for such purpose or accrued, reserved against and entered upon the books of Telesite. Estimated income taxes which are not yet due to be paid to the Internal Revenue Service or any state or local taxing authoirty have been accrued, reserved against and entered upon the books of Telesite. All Telesite Tax Returns required to be filed after the date hereof by Telesite, shall, in each case, be prepared and filed by Telesite in a manner consistent in all respects (including, without limitation, elections and accounting methods and conventions) with such Telesite Tax Return most recently filed by Telesite, in the relevant jurisdiction prior to the date hereof, except as otherwise required by law or regulation or agreed to by ISD. If any such Telesite Tax Return required to be filed after the date hereof shall reflect any new elections or the adoption of any new accounting methods or conventions or other similar items, the reflection or adoption of any such items shall, except to the extent such particular reflection or adoption is required to comply with any law or regulation, be subject to the prior written approval of ISD. All deficiencies asserted as a result of any examinations of the Telesite Tax Returns have been paid or adequately provided for in the Telesite Financial Statements, and no issue has been raised by a taxing authority in any such examination which, if raised with regard to any other period not so examined, would be expected to result in a proposed deficiency for any other period not so examined. Telesite will not have any liability, either in its own right or as a transferee, for Taxes in excess of the amount paid or reserved for any period prior to the Closing. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Telesite Tax Return, or the period for assessment or collection of any Taxes. Telesite is not a party to any pending action or proceeding, nor to the best knowledge of Telesite, is there threatened any action or proceeding, by any governmental authority for assessment or collection of taxes, and Telesite is not currently under audit or review and has not been notified by any governmental authority that an audit or review of any tax matter is contemplated. There are no tax liens (other than liens for taxes for current and subsequent years which are not yet due and payable) upon any of the Telesite Assets. Telesite has not agreed, nor is it required, to make any adjustment under Section 481(a) of the Code, by reason of a change in accounting method or otherwise. Telesite has not consented to the application to it of Section 341 (f)(2) of the Code. Telesite is, and since its formation has been, properly classified as a "partnership" for Federal income tax purposes rather than as an association taxable as a corporation, and will maintain such classification through the Effective Date.

      5.19 Environmental Protection. The existing and prior uses of the Telesite Assets and the Telesite Excluded Real Property and the operation of the Telesite Business comply with, and at all times have complied with, and Telesite is not in violation of, and have not violated, in connection with the ownership, use, maintenance or operation of the Telesite Assets and the Telesite Excluded Real Property and the operation of the Telesite Business, any applicable federal, state, county or local statues, laws, regulations, rules, ordinances, codes, licenses or permits of any governmental authorities relating to environmental matters, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act as amended, the Resource Conservation Recovery Act as amended, the Clean Air Act, the Clean Water Act, the Occupational Safety and Health Act, the Toxic Substances Control Act, and "Superfund" or "Superlien" law, the North Carolina Oil Pollution and Hazardous Substances Control Act of 1978, or any other federal, state or local statue, law, ordinance, code, rule, regulation, order, decree or guideline (whether published or unpublished) regulating, relating to or imposing liability or standards of conduct concerning any petroleum, petroleum by-product (including but not limited to crude oil, diesel oil, fuel oil, gasoline, lubrication oil, oil refuse, oil mixed with other waste, oil sludge, and all other liquid hydrocarbons, regardless of specific gravity), natural or synthetic gas, hazardous substance or materials, toxic or dangerous waste, substance or material, pollutant or contaminant (collectively "Environmental Laws"). Specifically, but not in limitation of the foregoing:

            (a) Telesite has obtained and is in full compliance with the terms and provisions of all licenses and permits necessary for compliance with the Environmental Laws with respect to the Telesite Business, all of which are listed on Schedule 5.17;

            (b) The Telesite Assets and the Telesite Excluded Real Property are free of asbestos containing materials ("ACM's"), and are free of Hazardous Materials except for current inventories of gasoline, diesel fuel, fuel oil greases, motor oils and other lubricants. As used in this Agreement, "Hazardous Material" means and includes asbestos, ACM's, polychlorinated biphenyls, lead-based paints, any petroleum product, petroleum by-products (including but not limited to crude oil or any fraction of it, diesel oil, fuel oil, gasoline, lubrication oil, oil refuse, oil mixed with other wastes, oil sludge and all other liquid hydrocarbons, regardless of specific gravity), natural or synthetic gas products and/or hazardous substance or materials, waste, pollutant or contaminant, and all other material defined as such in (or for the purposes of) the Environmental Laws.

            (c) Telesite and its predecessors in interest have operated the Telesite Assets and the Telesite Excluded Real Property, and have at all times received, handled, used, stored, treated and disposed of all Hazardous Materials, in strict compliance with all Environmental Laws. Telesite has not transported or arranged for the transport of any Hazardous Materials to or from any real property included in the Telesite Leased Real Property or the Telesite Excluded Real Property.

            (d) No Hazardous Material has been released, deposited, discharged, placed, disposed of or originated on or under the Telesite Assets, nor has any real estate included in the Telesite Leased Real Property or the Telesite Excluded Real Property been used at any time by any person as a landfill or a waste disposal site.

            (e) There is no electrical equipment, including transformers, containing polychlorinated biphenyls ("PCB's") included in the Telesite Assets or the Telesite Excluded Real Property.

            (f) There are no monitoring wells on any real property included in the Leased Real Property or the Telesite Excluded Real Property for monitoring any Hazardous Materials.

            (g) There are no underground or above-ground tanks situated on the real property included in the Telesite Leased Real Property or the Telesite Excluded Real Property.

            (h) There are no liens on any of the Telesite Assets or the Telesite Excluded Real Property resulting from any cleanup or proposed cleanup under the Environmental Laws.

            (i) No part of the real estate included in the Telesite Leased Real Property or the Telesite Excluded Real Property constitutes "wetlands" as defined under any Environmental Law or other law or regulation.

            (j) No Environmental Law, and to the best of Telesite's knowledge, no proposed Environmental Law, imposes standards or requirements, or will impose standards or requirements, which will require the owner or operator of the Telesite Business to engage in any work, repairs, construction or capital expenditures in excess of $5,000 in the aggregate in order to comply with such Environmental Law or such proposed Environmental Law.

            (k) No notices of any violation, inquiries or requests for information relating to any of the matters referred to in Subsections
      (a) through (k) above relating to the Telesite Assets, the Telesite Leased Real Property or the Telesite Excluded Real Property or their use have been received by Telesite or Metrosite.

      5.20 Insurance. Schedule 5.20 describes all insurance policies maintained by Telesite with respect to the Telesite Business and the Telesite Assets. Such policies are valid, binding and enforceable in accordance with their terms, are in full force and effect, and all premiums due thereon have been paid and will be paid through the Effective Time. Such policies provide adequate coverage for all risks customarily insured against by insured of similar size and in similar business. Telesite has not been refused any insurance by any insurance carrier during the past two years.

      5.21  Labor and Employment Matters.  With respect to employment matters:

            (a) No employees of Telesite who work in the Telesite Business are or have been represented by a union or other labor organization or covered by any collective bargaining agreement, and to the best knowledge of Telesite, no union is attempting to organize any such employees.

            (b) There is no labor strike, dispute, slowdown, stoppage or similar labor difficulty pending or, to the best knowledge of Telesite, threatened against or affecting Telesite or the Telesite Business, nor have there been any such events pending or threatened since December 31, 1996.

            (c) Telesite is in compliance with all federal, state and local laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, and there is no unfair labor practice complaint against Telesite pending or, to the best knowledge of Telesite, threatened.

            (d) No representations have been made by Telesite or its employees or agents to employees of Seller with respect to ISD's intentions to employ, or not to employ, Telesite's employees or with respect to the conditions of any such employment.

      5.22  Employees; Compensation; Benefit Plans.

            (a) Compensation. Telesite has previously given to ISD a complete and correct list of the name, age, position, rate of compensation and any incentive compensation arrangements, bonuses or commissions or fringe or other benefits, whether payable in cash or in kind, of each current employee, director, independent contractor, consultant and agent of Telesite who is associated with the Telesite Business and each other person to whom Telesite pays or provides, or has an obligation, agreement (written or unwritten), policy or practice of paying or providing, retirement, health, welfare or other benefits of any kind or description whatsoever.

            (b)   Employee Benefit Plans.

                  (i) Schedule 5.22 contains an accurate and complete list of all Plans contributed to, maintained or sponsored by Telesite, to which Telesite is obligated to contribute or with respect to which Telesite has any liability or potential liability, whether direct or indirect, including, without limitation, all Plans contributed to, maintained or sponsored by each member of the controlled group of companies, within the meaning of Sections 414(b), 414(c), and 414(m) of the Code, of which Telesite is a member to the extent Telesite has any potential liability with respect to such Plans. For purposes of this Agreement, the term "Plans" shall mean: (A) employee benefit plans as defined in Section 3(3) of the ERISA, whether or not funded and whether or not terminated, (B) employment agreements, and (C) personnel policies or fringe benefit plans, policies, programs and arrangements, whether or not subject to ERISA, whether or not funded, and whether or not terminated, including without limitation, stock bonus, deferred compensation, pension, severance, bonus, vacation, travel, incentive, and health, disability and welfare plans.

                  (ii) Except as disclosed in Schedule 5.22, Telesite does not contribute to, has no obligation to contribute to or otherwise has no liability or potential liability with respect to (A) any Multiemployer Plan (as such term is defined in Section 3(37) of ERISA), (B) any Plan of the type described in Sections 4063 and 4064 of ERISA or in Section 413 of the Code (and regulations promulgated thereunder), or (C) any plan which provides health, life insurance, accident or other "welfare-type" benefits to current or future retirees or current former employees, their spouses or dependents, other than in accordance with Section 4980B of the Code or applicable state continuation coverage law.

                  (iii) Except as disclosed in Schedule 5.22, none of the Plans obligates Telesite to pay separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change in control," as such term is used in Section 280G of the Code (and regulations promulgated thereunder).

                  (iv) Each Plan and all related trusts, insurance contracts, and funds have been maintained, funded and administered in compliance in all respects with all applicable laws and regulations, including but not limited to ERISA and the Code. None of Telesite, any trustee or administrator of any Plan, or any other person has engaged in any transaction with respect to any Plan which could subject Telesite, or any trustee or administrator of any Plan, or any party dealing with any Plan, or ISD to any tax or penalty imposed by ERISA or the Code. No actions, suits, claims, complaints, charges, proceedings, hearings, investigations, or demands with respect to the Plans (other than routine claims for benefits) are pending or threatened, and Telesite has no knowledge of any facts which could give rise to or be expected to give rise to any actions, suits, claims, complaints, charges, proceedings, hearings, investigations, or demands. No Plan that is subject to the funding requirements of Section 412 of the Code or Section 302 of ERISA has incurred any "accumulated funding deficiency" as such term is defined in such Sections of ERISA and the Code, whether or not waived. No liability to PBGC (except for routine payment of premiums) has been or is expected to be incurred with respect to any Plan that is subject to Title IV of ERISA, no reportable event (as such term is defined in Section 4043 of ERISA) has occurred with respect to any such Plan, and the PBGC has not commenced or threatened the termination of any Plan. None of the assets of Telesite is the subject of any lien arising under Section 302(f) or ERISA or Section 412(n) of the Code, Telesite has not been required to post any security pursuant to Section 307 of ERISA or Section 401 (a)(29) of the Code, and Telesite has no knowledge of any facts which could be expected to give rise to such lien or such posting of security.

                  (v)   Each Plan that is intended to be qualified under
Section 401(a) of the Code, and each trust (if any) forming a part thereof, has received a favorable determination letter from the Internal Revenue Service as to the qualification under the Code of such Plan and the tax exempt status of such related trust, and nothing has occurred since the date of such determination letter that could adversely affect the qualification of such Plan or the tax exempt status of such related trust.

                  (vi) No underfunded "defined benefit plan" (as such term is defined in Section 3(35) of ERISA) has been, during the five years preceding the Closing Date, transferred out of the controlled group of companies (within the meaning of Sections 414(b), (c) and (m) of the Code) of which Telesite is a member or was a member during such five-year period.

                  (vii) As of the Closing Date, the fair market value of the assets of each Plan that is a defined benefit pension plan equals or exceeds the present value of all vested and non-vested liabilities thereunder determined in accordance with applicable PBGC methods, factors and assumptions applicable to a defined benefit pension plan terminating on such date. With respect to each Plan that is subject to the funding requirements of Section 412 of the Code and Section 302 of ERISA, all required or recommended contributions for all periods ending prior to or as of the Closing Date (including periods from the first day of the then-current plan year to the Closing Date and including all quarterly contributions required in accordance with Section 412(m) of the Code) shall have been made. With respect to each other Plan, all required or recommended payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the Closing Date shall have been made. No Plan has any material unfunded liabilities.

                  (viii) With respect to each Plan, Telesite has provided ISD with true, complete and correct copies, to the extent applicable, of (A) all documents pursuant to which the Plans are maintained, funded and administered, (B) the 1996 annual report (Form 5500 series) filed with the Internal Revenue Service (with attachments), (C) the 1996 financial statements, (D) all governmental rulings, determinations, and opinions (and pending requests for governmental rulings, determinations, and opinions), and
(E) the most recent valuation (but in any case at least one that has been completed within the last calendar year) of the present and future obligations under each Plan that provides post-retirement or post-employment health, life insurance, accident or other "welfare-type" benefits.

      5.23 Absence of Certain Changes. Except as described in Schedule 5.23, since March 31, 1997, Telesite has conducted the operations and business of the Telesite Business only in the ordinary course, and has not:

            (a) Suffered any damage, destruction or loss to any asset of the Telesite Business, whether or not covered by insurance;

            (b) Sold, transferred, distributed or otherwise disposed of any assets used in the operation of the Telesite Business other than the Telesite Excluded Real Property;

            (c) Made or entered into any general wage or salary increase for its employees as a group;

            (d) Declared, made or paid any distribution or dividend to the Members;

            (e) Amended or terminated any contract, lease, license or commitment relating to the conduct of the Telesite Business or the Telesite Assets;

            (f) Incurred any obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) except normal trade or business obligations incurred in the ordinary course of business;

            (g) Introduced any new method of management, operations or accounting;

            (h) Suffered any adverse change in the condition (financial or otherwise), results of operations or business of the Telesite Business or the Telesite Assets, or any other event or condition of any character that might reasonably be expected to have an adverse effect on the Telesite Business or the Telesite Assets; or

            (i) Agreed, whether in writing or otherwise, to take any action described in this Section.

      5.24 Product Warranties. There are no continuing or outstanding warranties applicable to goods or products manufactured or sold by Telesite except for warranties implied by law, with which all such products are in conformity.

      5.25 Brokers. No finder, broker, agent or other intermediary has acted for or on behalf of Telesite in connection with the negotiation or consummation of this Agreement, and there are no claims for any brokerage commission, finder's fee or similar payment due from Telesite.

      5.26 Disclosure. No representation, warranty or statement made by Telesite in this Agreement, or any document furnished or to be furnished to ISD pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading. The fact that Telesite has delivered copies of certain documents to ISD shall not alone constitute disclosure of facts required to be disclosed on any Schedule to this Agreement, unless such document is expressly referenced in such Schedule. Receipt by ISD of such documents and notice of their contents (other than by reference on a Schedule) shall in no way limit Telesite's other obligations or ISD's other rights under this Agreement.


                                  ARTICLE VI
              REPRESENTATIONS AND WARRANTIES REGARDING METROSITE

      The Members, Caroline Finley and Metrosite jointly and severally represent and warrant to ISD as follows:

      6.1 Organization and Good Standing: Governing Documents. Metrosite is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Arkansas. Metrosite has all requisite power and authority to own, operate and lease the Metrosite Assets and to conduct the operations of the Metrosite Business as presently conducted. Metrosite is duly qualified to conduct business as a foreign limited liability company and is in good standing in all jurisdictions in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, and such jurisdictions are listed on Schedule 6.1. Metrosite has previously delivered to ISD true and complete copies of its Articles of Organization and Operating Agreement, including all amendments thereto. Except as set forth on Schedule 6.1, Metrosite does not, directly or indirectly, own or control or have any capital, equity, partnership, participation or other interest in any corporation, partnership, limited liability company, joint venture or other business association or entity.

      6.2 Authority. Metrosite has all requisite power and authority to execute and deliver this Agreement and the Metrosite Agreements and to perform the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Metrosite Agreements have been duly and validly authorized by all necessary action on the part of Metrosite, its managers and the Members. This Agreement has been and the Metrosite Agreements have been, or, with respect to the Metrosite Agreements to be executed at the Closing, will be duly executed and delivered by Metrosite and each constitutes or will constitute when executed and delivered a valid and binding obligation of Metrosite, enforceable against Metrosite in accordance with its terms.

      6.3 No Conflict or Breach. The execution, delivery and performance of this Agreement does not and will not:

            (a) conflict with the Articles of Organization or Operating Agreement of Metrosite;

            (b) violate any law, statute, judgment, order, decree or regulation of any legislative body, court, administrative agency, governmental authority or arbitrator applicable to or relating to Metrosite or the Metrosite Assets;

            (c) conflict with, constitute a default under, result in a breach or acceleration of or, except as set forth on Schedule 6.3, require notice to or the consent of any third party under any contract, agreement, commitment, mortgage, note, license or other instrument or obligation to which Metrosite is party or by which it is bound or by which the Metrosite Assets are affected; or

            (d) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever on any of the Metrosite Assets.

      6.4 Consents and Approvals. Schedule 6.4 describes (a) each consent, approval, authorization, registration or filing with any federal, state or local judicial or governmental authority or administrative agency and (b) each consent, approval, authorization of or notice to any other third party, which is required in connection with the valid execution and delivery of this Agreement or the consummation of the transactions contemplated herein or therein (the items described in clauses (a) and (b), collectively, the "Metrosite Required Consents").

      6.5 Financial Statements. Metrosite does not have separate financial statements. The results of the operations of Metrosite are included in the Telesite Financial Statements.

      6.6 Books and Records. The books and records of Metrosite relating to the Metrosite Business and the Metrosite Assets are true, accurate and complete in all material respects.

      6.7 Title to and Sufficiency of Assets. Metrosite has good and marketable title to all of the Metrosite Assets, free and clear of any liens, encumbrances, claims, security interests, mortgages, restrictions or pledges of any nature (collectively, "Metrosite Liens"), other than the Metrosite Liens described on Schedule 6.7, all of which will be removed at or prior to the Closing. The Metrosite Assets constitute all of the assets, tangible and intangible, of any nature whatsoever, required to operate the Metrosite Business in the manner presently operated by Metrosite.

      6.8 Leased Real Property. Schedule 6.8 contains a true and correct description of all real property leased by Metrosite and used or useful in connection with the Metrosite Business (the "Metrosite Leased Real Property"). Metrosite has previously delivered to ISD true and complete copies of each of the leases, including all amendments thereto, for such leased real property (the "Metrosite Real Property Leases"). Each of the Metrosite Real Property Leases is valid, binding and enforceable in accordance with its terms and is in full force and effect, and there are no offsets or defenses by either landlord or tenant thereunder. There are no existing defaults, and no events or circumstances have occurred which, with or without notice of lapse of time or both, would constitute defaults, under any of the Metrosite Real Property Leases. The execution, delivery and performance of this Agreement does not and will not, with respect to any such Metrosite Real Property Lease: (i) permit the landlord to accelerate the rent or cause the lease terms to be renegotiated (ii) constitute a default thereunder or (iii) require the consent of the landlord or any third party.

      6.9 Tangible Personal Property. Set forth on Schedule 6.9 is a list of all machinery, equipment, tools, furniture, office equipment, supplies, materials, vehicles and other items of tangible personal property of every kind owned by Metrosite and used or useful in connection with the Metrosite Business (wherever located and whether or not carried on Metrosite's books) (the "Metrosite Tangible Personal Property"). Each item of Metrosite Tangible Personal Property, and each item of tangible personal property leased under the Metrosite Contracts, is in good operating order, condition and ordinary wear and tear excepted, is suitable for immediate use in the ordinary course of business of the Metrosite Business, is free from defects, is merchantable and is of a quality and quantity presently usable in the ordinary course of business of the Metrosite Business. No item of Metrosite Tangible Personal Property is in need of repair or replacement other than as part of routine maintenance in the ordinary course of business.

      6.10 Inventory. Set forth on Schedule 6.10 is a list and approximation of, and the location of, all inventory of the Metrosite Business as of the date hereof, including without limitation, all finished goods, work in process, raw materials, spare parts and all other materials and supplies to be used or consumed in the production of finished goods (the "Metrosite Inventory"). All items included in the Metrosite Inventory: (i) are in good condition, not obsolete and nondefective, (ii) are useable or saleable in the ordinary course of business of the Metrosite Business and at the current operating profit margins of Metrosite, (iii) are located at the locations listed on Schedule 6.10 and (iv) have been acquired by Metrosite only in bona fide transactions entered into in the ordinary course of business.

      6.11 Contracts. Schedule 6.11 lists all contracts, commitments, agreements (including, without limitation, agreements for the borrowing of money or the extension of credit, licenses, understandings and obligations) whether written or oral, to which Metrosite is party or by which Metrosite or the Metrosite Assets are bound or affected, other than purchase orders in the ordinary course of business and any other contracts agreements and commitments that do not extend beyond one (1) year or involve the receipt of payment of not more than $25,000 (the "Metrosite Contracts"). Metrosite has delivered to ISD true and complete copies of all written Metrosite Contracts and true and complete memoranda of all oral Metrosite Contracts, including any and all amendments and other modifications thereto. Each of the Metrosite Contracts is valid, binding and enforceable in accordance with its terms and is in full force and effect. There are no existing defaults, and no events or circumstances have occurred which, with or without notice or lapse of time or both, would constitute defaults, under any of the Metrosite Contracts.
The execution, delivery and performance of this Agreement and the Member Agreements does not and will not, with respect to any Metrosite Contract: (i) constitute a default thereunder, (ii) require the consent of any person or party, except for the Required Metrosite Consents or (iii) affect the continuation, validity and effectiveness thereof or the terms thereof.

      6.12 Receivables. All accounts receivable and trade accounts due to Metrosite in connection with the Metrosite Business (the "Metrosite Receivables") reflected on the Telesite March 1997 Balance Sheet (less any such receivable collected since the date of such financial statement) and all Receivables presently owing and to be owing at the Effective Time, are, and at the Closing Date will be, legal, valid and binding obligations, and are collectible in full at face value. All such Metrosite Receivables were created in the ordinary course of business of the Metrosite Business. There are no set-offs, counterclaims or disputes asserted with respect to any Metrosite Receivable, and no discount or allowance from any Metrosite Receivable has been made or agreed to except discounts for prompt payment granted in the ordinary course of business and reflected in documents evidencing such account.

      6.13 Intellectual Property. Set forth on Schedule 6.13 is a list of all of the intellectual property rights that are owned or used by Metrosite in connection with the Metrosite Business, including the following: (i) all trademarks, service marks, trade names, logos and other designations and all registrations (the "Metrosite Marks"), including the date of first use of each such Metrosite Mark, all United States, foreign and state registrations relating thereto, and a list of all of the goods and services with respect to which each such Metrosite Mark is used, (ii) all copyrighted works and registrations therefor, (iii) all inventions that are the subject of letters patent or applications therefor and (iv) all confidential or proprietary processes, formulas, technical data and other information that is of commercial value to the Metrosite Business (collectively the "Metrosite Intellectual Property"). Each of the Metrosite Marks has been in continuous use since the date of first use set forth in Schedule 6.13, and each of the Metrosite Marks is now in use in interstate or intrastate commerce as specified on said Schedule. Metrosite is the record owner of each of the trademark registrations, copyright registrations and patents listed on such Schedule, and all required maintenance filings, tax payments, annuities and maintenance fee payments have been timely completed with respect to each.
Schedule 6.13 sets
forth the patent number, application number, application date and issue date with respect to each payment and patent application. Metrosite has not licensed any of the Metrosite Intellectual Property to any third party, and no third party has any right to use any of the Metrosite Intellectual Property. There are no claims or suits challenging Metrosite's ownership or right to use any of the Metrosite Intellectual Property, or alleging that any of the Metrosite Intellectual Property infringes any rights of any third parties, nor does there exist any basis therefor.

      6.14 Major Suppliers and Customers. Each supplier of goods or services to the Metrosite Business to whom Metrosite paid more than $100,000, in the aggregate, during the 12 months ended on March 31, 1997, and each customer of the Metrosite Business who paid Metrosite more than $1,000,000, in the aggregate, during such period, is listed on Schedule 6.14, which Schedule reflects in each case the amounts so paid. Except as set forth on
Schedule 6.14, there exits no actual or threatened termination, cancellation or limitation of, or any adverse modification or change in, the business relationship of Metrosite or its business with any customer or any group of customers whose purchases are individually or in the aggregate material to the business of Metrosite, or with any material supplier, and there exists no present condition or state of facts or circumstances that would materially affect the assets, business properties, operations or financial condition of Metrosite to prevent Metrosite from conducting the Metrosite Business after the consummation of the transactions contemplated by this Agreement, in substantially the same manner in which it has heretofore been conducted. Metrosite has no reason to believe that the execution, delivery and performance of this Agreement will have any adverse effect on the business relationship of any such suppliers or customers with the Metrosite Business.

      6.15 Litigation. Except as set forth on Schedule 6.15, there are no Claims pending, or to the best knowledge of Metrosite, threatened, against Metrosite, its operations or the Metrosite Business. No Claims have been brought within the last two years against Metrosite or the Metrosite Business, or affecting the Metrosite Assets, or relating to Metrosite's ownership, use or operation of the Metrosite Assets. There are no facts or circumstances which could serve as the basis for any Claim against Metrosite involving the Metrosite Business or the Metrosite Assets, or, by virtue of the execution, delivery and performance of this Agreement, against ISD.

      6.16 Compliance with Decrees and Laws. There is no outstanding or, to the best knowledge of Metrosite, threatened, any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal against or involving Metrosite, the Metrosite Business or the Metrosite Assets. Metrosite is currently, and has been at all times in full compliance with all Rules of federal, state, local and foreign agencies and authorities applicable to the business, properties and operations of the Metrosite Business (including, without limitation, those relating to antitrust and trade regulation, civil rights, labor and discrimination, safety and health). To the best knowledge of Metrosite, there has been no allegation of any violation of any such Rules, and no investigation or review by any federal, state or local body or agency is pending, threatened or planned with respect to Metrosite, the Metrosite Business or the Metrosite Assets.

      6.17 Permits. Metrosite has obtained all permits, authorizations, certificates, approvals, licenses, exemptions and classifications required for the conduct of the Metrosite Business and the ownership and operation of the Metrosite Assets (the "Metrosite Permits"). Metrosite is not in violation of any of the Metrosite Permits, and no proceedings are pending or, to the best knowledge of Metrosite, threatened, to revoke or limit any Metrosite Permit.

      6.18 Taxes. Metrosite has not filed, and has not been required to file with any United States, state and local governmental agencies or with any foreign countries and political subdivisions thereof, any tax returns, reports and declarations of estimated tax (the "Metrosite Tax Returns") required to be filed before the Effective Time. All Taxes due from or claimed to be due by each taxing authority in respect of Metrosite, the Metrosite Business or the Metrosite Assets, for all periods through the date of this Agreement, have been, and for all periods through the Effective Time will be, fully paid or adequately provided for in the Telesite March 1997 Balance Sheet. Metrosite has timely made and will timely make all withholdings of tax required to be made under all applicable United States, state and local tax regulations, and such withholdings have either been paid or will be paid to the respective governmental agencies or set aside in accounts for such purpose or accrued, reserved against and entered upon the books of Metrosite or Telesite. Metrosite is, and since its formation has been, properly classified as a "partnership" for Federal income tax purposes rather than as an association taxable as a corporation, and will maintain such classification through the Effective Date.

      6.19 Environmental Protection. The existing and prior uses of the Metrosite Assets and the operation of the Metrosite Business comply with, and at all times have complied with, and Metrosite is not in violation of, and have not violated, in connection with the ownership, use, maintenance or operation of the Metrosite Assets, any Environmental Laws. Specifically, but not in limitation of the foregoing:

            (a) Metrosite has obtained and is in full compliance with the terms and provisions of all licenses and permits necessary for compliance with the Environmental Laws with respect to the Metrosite Business, all of which are listed on Schedule 6.17;

            (b) The Metrosite Assets are free of ACM's, and are free of Hazardous Materials except for current inventories of gasoline, diesel fuel, fuel oil greases, motor oils and other lubricants.

            (c) Metrosite and its predecessors in interest have operated the Metrosite Assets have at all times received, handled, used, stored, treated and disposed of all Hazardous Materials, in strict compliance with all Environmental Laws. Metrosite has not transported or arranged for the transport of any Hazardous Materials to or from any real property included in the Metrosite Leased Real Property.

            (d) No Hazardous Material has been released, deposited, discharged, placed, disposed of or originated on or under the Metrosite Assets, nor has any real estate included in the Metrosite Leased Real Property been used at any time by any person as a landfill or a waste disposal site.

            (e) There is no electrical equipment, including transformers, containing PCB's included in the Metrosite Assets or the Metrosite Leased Real Property.

            (f) There are no monitoring wells on any real property included in the Metrosite Leased Real Property for monitoring any Hazardous Materials.

            (g) There are no underground or above-ground tanks situated on the real property included in the Metrosite Leased Real Property.

            (h) There are no liens on any of the Metrosite Assets resulting from any cleanup or proposed cleanup under the Environmental Laws.

            (i) No part of the real estate included in the Metrosite Leased Real Property constitutes "wetlands" as defined under any Environmental Law or other law or regulation.

            (j) No Environmental Law, and to the best of Metrosite's knowledge, no proposed Environmental Law, imposes standards or requirements, or will impose standards or requirements, which will require the owner or operator of the Metrosite Business to engage in any work, repairs, construction or capital expenditures in excess of $5,000 in the aggregate in order to comply with such Environmental Law or such proposed Environmental Law.

            (k) No notices of any violation, inquiries or requests for information relating to any of the matters referred to in Subsections
      (a) through (k) above relating to the Metrosite Assets or the Metrosite Leased Real Property or their use have been received by Metrosite or Telesite.

      6.20 Insurance. Schedule 6.20 describes all insurance policies maintained by Metrosite with respect to the Metrosite Business and the Metrosite Assets. Such policies are valid, binding and enforceable in accordance with their terms, are in full force and effect, and all premiums due thereon have been paid and will be paid through the Effective Time. Such policies provide adequate coverage for all risks customarily insured against by insured of similar size and in similar business. Metrosite has not been refused any insurance by any insurance carrier during the past two years.

      6.21  Labor and Employment Matters.  With respect to employment matters:

            (a) No employees of Metrosite who work in the Metrosite Business are or have been represented by a union or other labor organization or covered by any collective bargaining agreement, and to the best knowledge of Metrosite, no union is attempting to organize any such employees.

            (b) There is no labor strike, dispute, slowdown, stoppage or similar labor difficulty pending or, to the best knowledge of Metrosite, threatened against or affecting Metrosite or the Metrosite Business, nor have there been any such events pending or threatened since December 31, 1996.

            (c) Metrosite is in compliance with all federal, state and local laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, and there is no unfair labor practice complaint against Metrosite pending or, to the best knowledge of Metrosite, threatened.

            (d) No representations have been made by Metrosite or its employees or agents to employees of Seller with respect to ISD's intentions to employ, or not to employ, Metrosite's employees or with respect to the conditions of any such employment.

      6.22  Employees; Compensation; Benefit Plans.

            (a) Compensation. Metrosite has previously given to ISD a complete and correct list of the name, age, position, rate of compensation and any incentive compensation arrangements, bonuses or commissions or fringe or other benefits, whether payable in cash or in kind, of each current employee, director, independent contractor, consultant and agent of Metrosite who is associated with the Metrosite Business and each other person to whom Metrosite pays or provides, or has an obligation, agreement (written or unwritten), policy or practice of paying or providing, retirement, health, welfare or other benefits of any kind or description whatsoever.

            (b)   Employee Benefit Plans.

                  (i) Schedule 6.22 contains an accurate and complete list of all Plans contributed to, maintained or sponsored by Metrosite, to which Metrosite is obligated to contribute or with respect to which Metrosite has any liability or potential liability, whether direct or indirect, including, without limitation, all Metrosite Plans contributed to, maintained or sponsored by each member of the controlled group of companies, within the meaning of Sections 414(b), 414(c), and 414(m) of the Code, of which Metrosite is a member to the extent Metrosite has any potential liability with respect to such Plans.

                  (ii) Except as disclosed in Schedule 6.22, Metrosite does not contribute to, has no obligation to contribute to or otherwise has no liability or potential liability with respect to (A) any Multiemployer Plan (as such term is defined in Section 3(37) of ERISA), (B) any Plan of the type described in Sections 4063 and 4064 of ERISA or in Section 413 of the Code (and regulations promulgated thereunder), or (C) any plan which provides health, life insurance, accident or other "welfare-type" benefits to current or future retirees or current former employees, their spouses or dependents, other than in accordance with Section 4980B of the Code or applicable state continuation coverage law.

                  (iii) Except as disclosed in Schedule 6.22, none of the Plans obligates Metrosite to pay separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change in control," as such term is used in Section 280G of the Code (and regulations promulgated thereunder).

                  (iv) Each Plan and all related trusts, insurance contracts, and funds have been maintained, funded and administered in compliance in all respects with all applicable laws and regulations, including but not limited to ERISA and the Code. None of Metrosite, any trustee or administrator of any Plan, or any other person has engaged in any transaction with respect to any Plan which could subject Metrosite, or any trustee or administrator of any Plan, or any party dealing with any Plan, or ISD to any tax or penalty imposed by ERISA or the Code. No actions, suits, claims, complaints, charges, proceedings, hearings, investigations, or demands with respect to the Plans (other than routine claims for benefits) are pending or threatened, and Metrosite has no knowledge of any facts which could give rise to or be expected to give rise to any actions, suits, claims, complaints, charges, proceedings, hearings, investigations, or demands. No Plan that is subject to the funding requirements of Section 412 of the Code or Section 302 of ERISA has incurred any "accumulated funding deficiency" as such term is defined in such Sections of ERISA and the Code, whether or not waived. No liability to PBGC (except for routine payment of premiums) has been or is expected to be incurred with respect to any Plan that is subject to Title IV of ERISA, no reportable event (as such term is defined in Section 4043 of ERISA) has occurred with respect to any such Plan, and the PBGC has not commenced or threatened the termination of any Plan. None of the assets of Metrosite is the subject of any lien arising under Section 302(f) or ERISA or Section 412(n) of the Code, Metrosite has not been required to post any security pursuant to Section 307 of ERISA or Section 401 (a)(29) of the Code, and Metrosite has no knowledge of any facts which could be expected to give rise to such lien or such posting of security.

                  (v)   Each Plan that is intended to be qualified under
Section 401(a) of the Code, and each trust (if any) forming a part thereof, has received a favorable determination letter from the Internal Revenue Service as to the qualification under the Code of such Plan and the tax exempt status of such related trust, and nothing has occurred since the date of such determination letter that could adversely affect the qualification of such Plan or the tax exempt status of such related trust.

                  (vi) No underfunded "defined benefit plan" (as such term is defined in Section 3(35) of ERISA) has been, during the five years preceding the Closing Date, transferred out of the controlled group of companies (within the meaning of Sections 414(b), (c) and (m) of the Code) of which Metrosite is a member or was a member during such five-year period.

                  (vii) As of the Closing Date, the fair market value of the assets of each Plan that is a defined benefit pension plan equals or exceeds the present value of all vested and non-vested liabilities thereunder determined in accordance with applicable PBGC methods, factors and assumptions applicable to a defined benefit pension plan terminating on such date. With respect to each Plan that is subject to the funding requirements of Section 412 of the Code and Section 302 of ERISA, all required or recommended contributions for all periods ending prior to or as of the Closing Date (including periods from the first day of the then-current plan year to the Closing Date and including all quarterly contributions required in accordance with Section 412(m) of the Code) shall have been made. With respect to each other Plan, all required or recommended payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the Closing Date shall have been made. No Plan has any material unfunded liabilities.

                  (viii) With respect to each Plan, Metrosite has provided ISD with true, complete and correct copies, to the extent applicable, of (A) all documents pursuant to which the Plans are maintained, funded and administered, (B) the two most recent annual reports (Form 5500 series) filed with the Internal Revenue Service (with attachments), (C) the two most recent actuarial reports, (D) the two most recent financial statements, (E) all governmental rulings, determinations, and opinions (and pending requests for governmental rulings, determinations, and opinions), and
(F) the most recent valuation (but in any case at least one that has been completed within the last calendar year) of the present and future obligations under each Plan that provides post-retirement or post-employment health, life insurance, accident or other "welfare-type" benefits.

      6.23 Absence of Certain Changes. Except as described in Schedule 6.23, since March 31, 1997, Metrosite has conducted the operations and business of the Metrosite Business only in the ordinary course, and has not:

            (a) Suffered any damage, destruction or loss to any asset of the Metrosite Business, whether or not covered by insurance;

            (b) Sold, transferred, distributed or otherwise disposed of any assets used in the operation of the Metrosite Business;

            (c) Made or entered into any general wage or salary increase for its employees as a group;

            (d) Declared, made or paid any distribution or dividend to the Members;

            (e) Amended or terminated any contract, lease, license or commitment relating to the conduct of the Metrosite Business or the Metrosite Assets;

            (f) Incurred any obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) except normal trade or business obligations incurred in the ordinary course of business;

            (g) Introduced any new method of management, operations or accounting;

            (h) Suffered any adverse change in the condition (financial or otherwise), results of operations or business of the Metrosite Business or the Metrosite Assets, or any other event or condition of any character that might reasonably be expected to have an adverse effect on the Metrosite Business or the Metrosite Assets; or

            (i) Agreed, whether in writing or otherwise, to take any action described in this Section.

      6.24 Product Warranties. There are no continuing or outstanding warranties applicable to goods or products manufactured or sold by Metrosite except for warranties implied by law, with which all such products are in conformity.

      6.25 Brokers. No finder, broker, agent or other intermediary has acted for or on behalf of Metrosite in connection with the negotiation or consummation of this Agreement, and there are no claims for any brokerage commission, finder's fee or similar payment due from Metrosite.

      6.26 Disclosure. No representation, warranty or statement made by Metrosite in this Agreement, or any document furnished or to be furnished to ISD pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading. The fact that Metrosite has delivered copies of certain documents to ISD shall not alone constitute disclosure of facts required to be disclosed on any Schedule to this Agreement, unless such document is expressly referenced in such Schedule. Receipt by ISD of such documents and notice of their contents (other than by reference on a Schedule) shall in no way limit Metrosite's other obligations or ISD's other rights under this Agreement.


                                 ARTICLE VII
                    REPRESENTATIONS AND WARRANTIES OF ISD

      ISD represents and warrants to the Members, Telesite and Metrosite as follows:

      7.1 Organization and Good Standing. ISD is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Prior to the Effective date, ISD has not, and will not, conduct any significant activities other than those incident to its formation and the consummation of the transactions contemplated by this Agreement.

      7.2 Authority. ISD has all requisite power and authority to execute, deliver and perform this Agreement and the ISD Agreements and transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the ISD Agreements, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of ISD. This Agreement and the ISD Agreements, have been, or, with respect to ISD Agreements to be executed at the Closing, will be duly executed and delivered by ISD and each constitutes, or will constitute when executed and delivered, a valid and binding obligation of ISD, enforceable against ISD in accordance with its terms.

      7.3 Capital Stock and Shares of ISD Stock. The shares of ISD Common Stock to be issued to the Members at the Closing will, upon issuance, be duly authorized and validly issued, fully paid and nonassessable. Except as provided in the Stockholders' Agreement and the Stock Restriction Agreement, the shares of ISD Stock to be issued to the Members at the Closing will, upon issuance, be free and clear of any liens, encumbrances, claims, security interests, restrictions or pledges of any nature.

      The authorized capital stock of ISD (which has the rights and preferences set forth on the Certificate of Amendment to the Certificate of Incorporation of ISD which will be filed with the Delaware Secretary of State at the Closing, a true and correct copy of which is attached as Schedule 7.3(a) (the "Certificate of Amendment")), after giving effect to the issuance of the shares of ISD Common Stock to the Members and the transactions contemplated by the Whitney and Kitty Hawk contributions and transfers and the US Towers contribution and transfer, consists of 12,000,000 shares of ISD Common Stock, of which 1,340,517 shares are issued and outstanding, and 5,680,000 shares of preferred stock, par value $0.001, of ISD (the "Preferred Stock"), 5,680,000 shares of which have been designated as 8% Series A Cumulative Convertible Redeemable Preferred Stock, par value $0.001 per share (the "Series A Stock") of which 3,462,830 shares (the "Shares") are issued and outstanding. After giving effect to the issuance of the shares of ISD Common Stock to the Members and the transactions contemplated by the Whitney and Kitty Hawk contributions and transfers and the US Towers contribution and transfer, (a) 3,462,830 shares of Common Stock have been reserved by appropriate corporate action for issuance upon conversion of the Shares, (b) 2,217,170 shares of Series A Stock have been reserved for issuance, which shares may be issued by ISD, at its election, as payment-in-kind dividends on the Series A Stock, in accordance with the terms of the Certificate of Amendment, (c) 2,217,170 shares of Common Stock have been reserved for issuance upon conversion of the Series A Stock described in clause (b) hereof, (d) 967,700 shares of Common Stock have been reserved for issuance upon the exercise of stock options issuable under one or more stock option plans of ISD, which plans shall have been approved by the Board of Directors of ISD, and (e) 150,000 shares of Common Stock have been reserved for issuance upon the exercise of the ISD Warrant.

      7.4 No Conflict or Breach. The execution, delivery and performance of this Agreement and the ISD Agreements do not and will not: (a) conflict with or constitute a violation of the Certificate of Incorporation or Bylaws of ISD or (b) conflict with or constitute a violation of any statute, judgment, order, decree or regulation of any court, administrative agency, governmental authority or arbitrator applicable to or relating to ISD.

      7.5 Governmental Approvals. No consent, approval, authorization, registration or filing with any federal, state or local judicial or governmental authority or administrative agency is required in connection with the valid execution and delivery by ISD of this Agreement and the ISD Agreements or the consummation by ISD of the transactions contemplated herein or therein.

      7.6 Brokers. No finder, broker, agent or other intermediary has acted for or on behalf of ISD in connection with the negotiation or consummation of this Agreement, and there are no claims for any brokerage commission, finder's fee or similar payment due from ISD.

      7.7 Due Diligence Review. ISD has had an opportunity to conduct such due diligence and other investigations concerning Telesite, Metrosite and their respective businesses and assets as it deemed necessary in connection with the consummation of the transactions contemplated hereunder. In connection with such examination, ISD, its representatives and advisors, were given unlimited access to Telesite, Metrosite, their assets, books and records and access to key employees and had an opportunity to ask such questions and request information. To that end, ISD acknowledges that Telesite and Metrosite supplied all such requested information.


                                 ARTICLE VIII
        COVENANTS OF MEMBERS, CAROLINE FINLEY, TELESITE AND METROSITE

      The Members, Caroline Finley, Telesite and Metrosite covenant and agree with ISD as follows:

      8.1 Conduct of Business. Between the date of this Agreement and the Effective Time, the Members, Telesite and Metrosite shall except as otherwise specifically consented to in writing by ISD:

            (a) Conduct the operations of the Telesite Business and the Metrosite Business in the normal and customary manner in the ordinary course of business;

            (b) Maintain and keep the tangible Telesite Assets and the Metrosite Assets, and any tangible assets leased under leases by Telesite or Metrosite, in good operating order, repair and condition ordinary wear and tear excepted;

            (c) Keep in full force and effect the insurance described in Sections 5.20 and 6.20;

            (d) Perform all of its obligations under all Telesite Contracts and Metrosite Contracts, Telesite Real Property Leases and Metrosite Real Property Leases, and not amend, alter or modify any provision thereof;

            (e) Use its best efforts to preserve Telesite's and Metrosite's organization intact and maintain their relationships with their employees, suppliers and customers;

            (f) Promptly advise ISD of any adverse change in the condition (financial or otherwise) of the Telesite Business, the Telesite Assets, the Metrosite Business or the Metrosite Assets;

            (g) Promptly advise ISD of the occurrence of any event or circumstance which affects the consummation of the transactions contemplated by this Agreement or which, if in existence on the date of this Agreement, would have been required to have been disclosed in a Schedule to this Agreement;

            (h) Not create or permit to exist any security interest, mortgage, pledge, lien, charge, encumbrance or adverse claim of any kind or nature with respect to any of the Telesite Assets or the Metrosite Assets, except for the Telesite Liens and the Metrosite Liens, all of which will be removed at or prior to the Closing;

            (i) Not sell or dispose of any Telesite Assets or the Metrosite Assets, except in the ordinary course of business and except that prior to the Closing Telesite will transfer the Telesite Excluded Real Estate to the Partnership;

            (j) Promptly advise ISD of any change in the list of employees referred to in Sections 5.21(a) and 6.21(a) or in the compensation payable to any such employee;

            (k) Not declare, make or pay any distribution or dividend to the Members; and

            (l) Not make any capital improvement or expenditure other than in the ordinary course of business.

      8.2 Intellectual Property. Except as provided in Section 8.3 hereof, the Members, Telesite and Metrosite and their respective shareholders, partners, members, directors, managers, officers, employees, consultants, professional representatives and agents (collectively, "Representatives") will not disclose to any Person the Telesite Intellectual Property or the Metrosite Intellectual Property.

      8.3 Access and Information. The Members, Telesite and Metrosite will permit ISD and its Representatives full access during normal business hours to all the properties, assets, books, records, agreements and other documents of Telesite, the Telesite Assets, Metrosite and the Metrosite Assets. The Members, Telesite and Metrosite will furnish to ISD and its Representatives all information concerning Telesite, the Telesite Assets, Metrosite and the Metrosite Assets as ISD may request. The Members, Telesite, and Metrosite will permit and facilitate communications between ISD and Telesite's and Metrosite's suppliers, customers, and other persons having relationships with the Telesite Business and Metrosite Business.

      8.4 No Other Solicitations. Until the earlier of the Closing Date or the termination of this Agreement, the Members, Telesite and Metrosite and their respective Representatives will not directly or indirectly initiate contact with or solicit or encourage any inquiries or proposal from, or solicit, initiate, encourage or participate in any discussion or negotiations with, or provide any confidential information to, any corporation, partnership, person or other entity or group (other than ISD, US Towers and Whitney and their Representatives) in connection with any possible proposal regarding a sale of the Telesite Interests or Metrosite Interests, or a sale of all or a substantial portion of the assets of Telesite or Metrosite, a merger of Telesite or Metrosite with or into any other corporation, or any equity transaction similar to any of the foregoing.

                                  ARTICLE IX
                               MUTUAL COVENANTS

      Each of ISD, the Members, Caroline Finley, Telesite and Metrosite covenants and agrees with the other as follows:

      9.1 Best Efforts. Each of ISD, the Members, Telesite and Metrosite will use its best efforts to make or obtain all consents, approvals, authorizations, registrations and filings with all federal, state or local judicial or governmental authorities or administrative agencies as are required in connection with the consummation of the transactions contemplated by this Agreement In addition, each of the Members, Telesite, and Metrosite will use its best efforts to obtain as promptly as possible all other Telesite Required Consents and Metrosite Required Consents.

      9.2 Confidentiality. In recognition of the confidential nature of certain of the information which will be provided to any party by the other parties, each of ISD, the Members, Telesite and Metrosite agrees to retain in confidence, and to require its Representatives to retain in confidence all information transmitted or disclosed to it by any other party, and further agrees that it will not use for its own benefit and will not use or disclose to any third party, or permit the use or disclosure to any third party of, any information obtained from or revealed by any other party, except that each of ISD, the Members, Telesite and Metrosite may disclose the information to those of its Representatives who need the information for the proper performance of their assigned duties with respect to the consummation of the transactions contemplated hereby. In making such information available to its Representatives, each of ISD, the Members, Telesite and Metrosite will take any and all precautions necessary to ensure that its Representatives use the information only as permitted hereby. Notwithstanding anything to the contrary in the foregoing provisions, such information may be disclosed: (a) where it is necessary to any regulatory authorities or governmental agencies,
(b) if it is required by court order or decree or applicable law, (c) if it is ascertainable or obtained from public or published information, (d) if it is received from a third party not known to the recipient to be under an obligation to keep such information confidential or (e) if the recipient can demonstrate that such information was in its possession prior to disclosure thereof in connection with this Agreement. If any party is required to make disclosure of any such information by operation of law, such disclosing party will give the other parties prior notice of the making of such disclosure and will use all reasonable efforts to afford such other parties an opportunity to contest the making of such disclosure. In the event that the Closing does not occur, each of ISD, the Members, Telesite and Metrosite will immediately deliver, or cause to be delivered, to the other (without retaining any copies thereof) any and all documents, statements or other written information obtained from the other that contain confidential information.

                                  ARTICLE X
                  CONDITIONS PRECEDENT TO ISD's OBLIGATIONS

      The obligations of ISD to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions on or before the Closing Date, unless specifically waived in writing by ISD prior to the Closing Date:

      10.1 Representations and Warranties. The representations and warranties of each of the Members, Caroline Finley, Telesite and Metrosite contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct on the Closing Date as though made on and as of the Closing Date.

      10.2 Compliance with Covenants. Each of the Members, Caroline Finley, Telesite and Metrosite shall have duly performed and complied with all covenants, agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Closing.

      10.3 Absence of Litigation. No action or proceeding shall be pending or, in the reasonable opinion of ISD, threatened by or before any court or other governmental body or agency seeking to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which would adversely affect the right of ISD to operate or control the Telesite Business or the Metrosite Business after the Closing Date.

      10.4 Absence of Changes. Between the date of this Agreement and the Closing, no material adverse change shall have occurred in the business, operations or financial or other condition of the Telesite Business, the Metrosite Business, the Telesite Assets or the Metrosite Assets, nor shall there have occurred any casualty loss or destruction of, or damage to, any of the Telesite Assets or the Metrosite Assets.

      10.5 Consents and Approvals. All: (a) Telesite Consents and Metrosite Consents, (b) licenses, (c) other orders or notifications of, or registrations, declarations or filings with, or expiration of waiting periods imposed by, any applicable governmental or judicial authority and (d) consents, approvals, authorizations or notifications of any other third parties, all as required in connection with consummation of the transactions contemplated by this Agreement, shall have been made or obtained or shall have occurred.

      10.6 Removal of Liens. All Telesite Liens and Metrosite Liens, other than the Permitted Telesite Liens, shall have been removed, and the Members, Telesite and Metrosite shall have provided evidence satisfactory to ISD of such removal.

      10.7 Whitney and Kitty Hawk Contribution and Transfer. ISD, Whitney and Kitty Hawk shall have simultaneously consummated Tranche A of Whitney's and Kitty Hawk's contribution and transfer to ISD pursuant to Section 351 of the Code and in accordance with the Whitney Letter of Intent and such other agreements between Whitney and Kitty Hawk.

      10.8 US Towers Contribution and Transfer. Clark and Long shall have simultaneously contributed their shares of capital stock of US Towers to ISD solely in exchange for shares of ISD Common Stock pursuant to Section 351 of the Code and upon such terms and conditions as may be acceptable to Clark and Long and ISD in their sole discretion.

      10.9 Stockholders' Agreement. Each of the Members shall have executed and delivered the Stockholders' Agreement.

      10.10 Real Estate Lease. Telesite and the Partnership shall have executed and delivered the Real Estate Lease.

      10.11 Employment Agreements. ISD and Finley and Telesite and Tracy Gill shall have executed and delivered to the Executive Employment Agreement in the form attached hereto as Exhibit G and the Employment Agreement in the form attached hereto as Exhibit H, respectively.

      10.12 Assumption of Indebtedness. Finely shall have, in a form satisfactory to ISD: (a) assumed Telesite's existing construction loan from Merchantile Bank of Arkansas (the "Merchantile Loan"); (b) obtained a full release of Telesite, of all of its obligations under the Merchantile Loan; and (c) obtained a full release of Telesite's $100,000 Certificate of Deposit that is being held as security for the Merchantile Loan.

      10.13 Legal Opinion. ISD shall have received from Friday, Eldredge & Clark, counsel to the Members, Telesite and Metrosite, an opinion, dated the Closing Date, in the form of Exhibit I.

      10.14 Stock Restriction Agreement. The Partnership shall have executed and delivered the Stock Restriction Agreement.

      10.15 Boatman's Commitment. Telesite shall have received a commitment, in a form and upon terms and conditions satisfactory to ISD, to extend Telesite's existing line of credit with Boatman's National Bank of Arkansas until August 31, 1997 (the "Boatman's Line of Credit").

      10.16 PCX Settlement and Release. US Towers shall have entered into a Release and Settlement Agreement, in a form and upon terms and conditions satisfactory to ISD, with PCX releasing US Towers with respect to the PCX tower business corporate opportunity.

      10.17 Exchange of UST Warrant. PCX shall have simultaneously exchanged the UST Warrant for the ISD Warrant.

                                  ARTICLE XI
             CONDITIONS PRECEDENT TO MEMBER'S, CAROLINE FINLEY'S,
                   TELESITE'S, AND METROSITE'S OBLIGATIONS

      The obligations of the Members, Caroline Finley, Telesite and Metrosite to consummate the transaction contemplated by this Agreement are subject to the satisfaction of each of the following conditions on or before the Closing Date, unless specifically waived in writing by the Members, Telesite and Metrosite prior to the Closing:

      11.1 Representations and Warranties. The representations and warranties of ISD contained in this Agreement shall have been true and correct on the date of this Agreement, and shall be true and correct on the Closing Date as through made on and as of the Closing Date.

      11.2 Compliance with Covenants. ISD shall have duly performed and complied with all covenants, agreements and obligations required by this Agreement to be performed or complied with by it on or before the Closing Date.

      11.3 Absence of Litigation. No action or proceeding shall be pending by or before any court or other governmental body or agency seeking to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

      11.4 Consents and Approvals. All Telesite Required Consents and Metrosite Required Consents shall have been obtained prior to or at the Closing.

      11.5 Whitney and Kitty Hawk Contribution and Transfer. ISD, Whitney and Kitty Hawk shall have simultaneously consummated Tranche A of Whitney's and Kitty Hawk's contribution and transfer to ISD pursuant to Section 351 of the Code and in accordance with the Whitney Letter of Intent and such other agreements between Whitney and Kitty Hawk.

      11.6 US Towers Contribution and Transfer. Clark and Long shall have simultaneously contributed their shares of capital stock of US Towers to ISD solely in exchange for shares of ISD Stock pursuant to Section 351 of the Code and upon such terms and conditions as may be acceptable to Clark and Long and ISD in their sole discretion.

      11.7 Real Estate Lease. Telesite and the Partnership shall have executed and delivered the Real Estate Lease.

      11.8 Employment Agreements. ISD and Finley and Telesite and Tracy Gill shall have executed and delivered the Executive Employment Agreement in the form attached hereto as Exhibit G and the Employment Agreement in the form attached hereto as Exhibit H, respectively.

      11.9 Legal Opinion. The Members, Telesite and Metrosite shall have received from Hutchison & Mason PLLC, counsel to ISD, an opinion, dated the Closing Date, in the form of Exhibit J.

      11.10 Exchange of UST Warrant. PCX shall have simultaneously exchanged the UST Warrant for the ISD Warrant.


                                 ARTICLE XII
                                   CLOSING

      12.1 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Friday, Eldredge & Clark, in Little Rock, Arkansas at 10:00 am., local time, on May 9, 1997, or such other date as may be mutually agreed upon by the parties hereto; provided, however, as follows: (a) if one or more conditions to this Agreement is not satisfied by such date, the party benefiting from such condition may elect, in its sole discretion, one or more postponements of the Closing for the purpose of enabling such condition to be satisfied and (b) notwithstanding the provisions of the preceding clause (a), in no event may the Closing be postponed beyond May 31, 1997. The date of the Closing is referred to as the "Closing Date." For the purposes of passage of title and risk of loss, allocation of expenses, adjustments and other economic or financial effects of the transactions contemplated hereby, the Closing when completed shall be deemed to have occurred at 12:01 am., local time, on the Closing Date (the "Effective Time").

      12.2 Deliveries by Members, Caroline Finley, Telesite and Metrosite. At the Closing, the Members, Caroline Finley, Telesite, and Metrosite shall deliver or cause to be delivered to ISD the following:

            (a) A certificate of the Members and the Presidents of each of Telesite and Metrosite confirming the satisfaction of the conditions set forth in Sections 10.1 and 10.2 hereof as to representations, warranties and covenants of the Members, Telesite and Metrosite and Section 10.4 hereof as to absence of changes.

            (b) A copy of all resolutions of Telesite and Metrosite authorizing the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated herein, accompanied by the certification of the Secretaries of each of Telesite and Metrosite to the effect that such resolutions are in full force and effect and have not been amended, modified or rescinded.

            (c) A Good Standing Certificate from the Secretary of State of Arkansas for each of Telesite and Metrosite.

            (d) Evidence of the removal of Telesite Liens and Metrosite Liens, other than the Permitted Telesite Liens, as described in Section 10.6.

            (e)   The legal opinion referred to in Section 10.13.

            (f) Evidence of that all Telesite Required Consents and Metrosite Required Consents have been obtained or satisfied.

            (g) Assignments to ISD evidencing the Telesite Interests and the Metrosite Interests and such documents and instruments as may be required to substitute ISD as the sole member of each of Telesite and Metrosite;

            (h)   The Real Estate Lease.

            (i) Such other documents and instruments as ISD may reasonably request to effect and evidence the consummation of the transaction contemplated by this Agreement.

      12.3 Deliveries by ISD. At the Closing, ISD will deliver or cause to be delivered to Seller the following:

            (a) A certificate of the President of ISD confirming the satisfaction of the conditions set forth in Sections 11.1 and 11.2 as to representations, warranties and covenants of ISD.

            (b) A copy of all corporate resolutions authorizing the execution, delivery and performance of this, and the consummation of the transactions contemplated herein, accompanied by the certification of the Secretary of ISD to the effect that such resolutions are in full force and effect and have not been amended, modified or rescinded.

            (c)   The legal opinion referred to in Section 11.9.

            (d) The cash portion of the Purchase Price, evidenced by a wire transfers of immediately available funds.

            (e)   The Promissory Note.

            (f) Such other documents and instruments as any of the Members, Telesite or Metrosite may reasonably request to effect and evidence the consummation of the transactions contemplated by this Agreement.

      12.4 Further Assurances. The Members will, at any time on or after the Closing Date, take all actions requested by ISD effect and evidence the transfer to and reduction to possession of Buyer, or its successors or assigns, of the Telesite Interests and Metrosite Interests.

                                 ARTICLE XIII
                               INDEMNIFICATION

      13.1  Indemnification by Members, Caroline Finley, Telesite and
Metrosite.

            (a) In addition to all other sums due hereunder or provided for in this Agreement, the Members, Caroline Finley, Telesite and Metrosite jointly and severally agree to indemnify and hold harmless ISD and its Affiliates and each of their respective officers, directors, agents, employees, subsidiaries, partners, attorneys, accountants and controlling persons (each, an "ISD Indemnified Party") to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including, without limitation, reasonable fees, disbursements and other charges of counsel incurred by an ISD Indemnified Party in any action or proceeding between any of the Members, Caroline Finley, Telesite or Metrosite and such ISD Indemnified Party (or ISD Indemnified Parties) or between an ISD Indemnified Party (or ISD Indemnified Parties) and any third party or otherwise) or other liabilities, losses, or diminution in value of Telesite, Metrosite, or ISD (collectively, "Loss") resulting from or arising out of the Merchantile Loan and the assumption thereof by Finley, any amounts payable to Llama Company or otherwise, pursuant to the Agreement, dated November 15, 1996 (the "Llama Agreement"), by and between Llama Company (other than any "Disengagement Fee," as defined in the Llama Agreement, payable as a result of the termination of the Llama Agreement by ISD or Telesite after the Closing), and Telesite any breach of any representation or warranty (including, without limitation, if any of the Telesite Receivables or Metrosite Receivables are not collected with the periods set forth in Sections 5.12 and 6.12, respectively), any breach of any covenant or agreement of any of the Members, Caroline Finley, Telesite or Metrosite in this Agreement or in any Member Agreement, including, without limitation, the failure to make payment when due of amounts owing pursuant to this Agreement or any Member Agreement, on the due date thereof (whether at the scheduled maturity, by acceleration or otherwise) or any legal, administrative or other actions (including actions brought by ISD, Metrosite or Telesite or any equity holders of Telesite or Metrosite or derivative actions brought by any Person claiming through or in Telesite's or Metrosite's name), proceedings or investigations (whether formal or informal), or written threats thereof, based upon, relating to or arising out of this Agreement or any Member Agreement, the transactions contemplated hereby or thereby, or any ISD Indemnified Party's role therein or in the transactions contemplated thereby, any and all liabilities and obligations of the Members, Caroline Finley, Telesite and Metrosite, of any kind or nature whatsoever, whether accrued, absolute, contingent or otherwise, known or unknown, that are not set forth on the Telesite Financial Statements or the Metrosite Financial Statements; or the Member's ownership and operation of the Telesite Business and the Metrosite Business prior to the Closing Date; provided, however, that none of the Members, Caroline Finley, Telesite or Metrosite shall be liable under this Section 13.1 to an ISD Indemnified Party: (a) for any amount paid by the ISD Indemnified Party in settlement of claims by the ISD Indemnified Party without the consent of the Members (which consent shall not be unreasonably withheld), (b) to the extent that it is finally judicially determined that such Loss resulted primarily from the willful misconduct or gross negligence of such ISD Indemnified Party or (c) to the extent that it is finally judicially determined that such Loss resulted primarily from the breach by such ISD Indemnified Party of any representation, warranty, covenant or other agreement of such ISD

Indemnified Party contained in this Agreement or any ISD Agreement; provided, further, that if and to the extent that such indemnification is unenforceable for any reason, the Members, Caroline Finley, Telesite and Metrosite will make the maximum contribution to the payment and satisfaction of such Loss which shall be permissable under applicable laws. In connection with the obligation of the Members, Caroline Finley, Telesite and Metrosite to indemnify for expenses as set forth above, the Members, Caroline Finley, Telesite and Metrosite further jointly and severally agree, upon presentation of appropriate invoices containing reasonable detail, to reimburse each ISD Indemnified Party for all such expenses (including, without limitation, fees, disbursements and other charges of counsel incurred by an ISD Indemnified Party in any action or proceeding between ISD and such ISD Indemnified Party (or ISD Indemnified Parties) or between an ISD Indemnified Party (or ISD Indemnified Parties) and any third party or otherwise) as they are incurred by such ISD Indemnified Party; provided, however, that if an ISD Indemnified Party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Loss in question resulted primarily from (i) the willful misconduct or gross negligence of such ISD Indemnified party or (ii) the breach by such ISD Indemnified Party of any representation, warranty, covenant or other agreement of such ISD Indemnified Party contained in this Agreement or any ISD Agreement.

            (b) Notwithstanding the foregoing, from and after the Closing Date, the Members and Caroline Finley will be primarily responsible for the obligations under this Article XIII and will have no right of contribution or other rights against Telesite or Metrosite with respect to such obligations.

      13.2 Indemnification by ISD. In addition to all other sums due hereunder or provided for in this Agreement, ISD agrees to indemnify and hold harmless the Members and each of their respective officers, directors, agents, employees, partners, attorneys, accountants and controlling persons (each, a "Member Indemnified Party") to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including, without limitation, reasonable fees, disbursements and other charges of counsel incurred by a Member Indemnified Party in any action or proceeding between ISD and such Member Indemnified Party (or Member Indemnified Parties) or between a Member Indemnified Party (or Member Indemnified Parties) and any third party or otherwise) or other liabilities, losses, or diminution in value (collectively, "Loss") resulting from or arising out of any breach of any representation or warranty, covenant or agreement of ISD in this Agreement or in any ISD Agreement, including, without limitation, the failure to make payment when due of amounts owing pursuant to this Agreement or any ISD Agreement, on the due date thereof (whether at the scheduled maturity, by acceleration or otherwise) or any legal, administrative or other actions (including actions brought by ISD, or any equity holders of ISD or derivative actions brought by any Person claiming through or in ISD's name), proceedings or investigations (whether formal or informal), or written threats thereof, based upon, relating to or arising out of this Agreement or any ISD Agreement, the transactions contemplated hereby or thereby, or any Member Indemnified Party's role therein or in the transactions contemplated thereby or any loss suffered by Finley under the Commercial Continuing Guaranty, dated May 31, 1996 (the "Finley Guarantee"), as a result of or arising from a default after the Closing by Telesite under the Boatman's Line of Credit; provided, however, that ISD shall be liable under this Section 13.2 to a Member Indemnified Party: (a) for any amount paid by the Member Indemnified Party in settlement of claims by the Member

Indemnified Party without the consent of ISD (which consent shall not be unreasonably withheld), (b) to the extent that it is finally judicially determined that such Loss resulted primarily from the willful misconduct or gross negligence of such Member Indemnified Party or (c) to the extent that it is finally judicially determined that such Loss resulted primarily from the breach by such Member Indemnified Party of any representation, warranty, covenant or other agreement of such Member Indemnified Party contained in this Agreement or any Member Agreement; provided, further, that if and to the extent that such indemnification is unenforceable for any reason, ISD will make the maximum contribution to the payment and satisfaction of such Loss which shall be permissable under applicable laws. In connection with the obligation of ISD to indemnify for expenses as set forth above, ISD further agrees, upon presentation of appropriate invoices containing reasonable detail, to reimburse each Member Indemnified Party for all such expenses (including, without limitation, fees, disbursements and other charges of counsel incurred by a Member Indemnified Party in any action or proceeding between a Member and such Member Indemnified Party (or Member Indemnified Parties) or between a Member Indemnified Party (or Member Indemnified Parties) and any third party or otherwise) as they are incurred by such Member Indemnified Party; provided, however, that if a Member Indemnified Party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Loss in question resulted primarily from (i) the willful misconduct or gross negligence of such Member Indemnified Party or (ii) the breach by such Member Indemnified Party of any representation, warranty, covenant or other agreement of such Member Indemnified Party contained in this Agreement or any Member Agreement.

      13.3  Notification.  Each party entitled to indemnification under this
Article XIII (an "Indemnified Party") will, promptly after the receipt of notice of the commencement of any action, investigation, claim or other proceeding against such Indemnified Party in respect of which indemnity may be sought from any other party under this Article XIII (the "Indemnity Obligor"), notify the Indemnity Obligor in writing of the commencement thereof. The omission of any Indemnified Party so to notify the Indemnity Obligor of any such action shall not relieve any Indemnity Obligor from any liability which it may have to such Indemnified Party (a) other than pursuant to this Article XIII or (b) under this Article XIII unless, and only to the extent that, such omission results in the Indemnity Obligor's forfeiture of material substantive rights or defenses. In case any such action, claim or other proceeding shall be brought against any Indemnified Party and it shall notify the Indemnity Obligor of the commencement thereof, the Indemnity Obligor shall be entitled to assume the defense thereof at their own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action, claim or proceeding in which any Indemnity Obligor, on the one hand, and an Indemnified Party, on the other hand, is, or is reasonably likely to become, a part, such Indemnified Party shall have the right to employ separate counsel at the Indemnity Obligor's expense and to control its own defense of such action, claim or proceeding; if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between any Indemnity Obligor, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that in no event shall the Indemnity Obligors be required to pay fees and expenses under this Article XIII for more than one firm of attorneys in any jurisdiction in any




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one legal action or group of related legal actions.  The Indemnity Obligors jointly and severally agree that they will not, without the prior written consent of the Indemnified Parties, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Indemnified Party and each other Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding. No Indemnity Obligor shall be liable for any settlement of any claim, action or proceeding effected against an Indemnified Party without its written consent, which consent shall not be unreasonably withheld. The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.

      13.4  Limitations on Indemnification.

            (a) Subject to Section 13.4(b) hereof, no Indemnity Obligor shall have no liability hereunder with respect to a breach of any representation or warranty, unless written notice asserting a claim for indemnification based thereon is given to the Indemnity Obligor within the applicable survival period for such representation or warranty as set forth in Section 13.5 hereof.

            (b) No Indemnified Party shall be entitled to indemnification hereunder, unless such Indemnified Party has sustained losses in excess of Fifty Thousand Dollars ($50,000) in the aggregate, and then only to the extent such losses exceed Twenty-Five Thousand Dollars ($25,000). The foregoing provision will not apply to any indemnification claim under Section
13.1 related to the Llama Agreement or under Section 13.2 related to the Finley Guarantee.

      13.5 Survival of Representations and Warranties. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement until November 30, 1999, except for the representations and warranties set forth in Section 5.18, 5.19, 5.22(b), 6.18, 6.19, and 6.22(b), which shall survive for the applicable statute of limitation periods (including extensions or waivers thereof).

      13.6 Other Remedies. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable or common law remedy any party may have as a result of a Loss.

      13.7 Right to Offset. Subject to the limitations set forth in Article XIII, the Members agree that, if ISD should suffer any Loss described in
Section 13.1 above, then, in addition to and without limitation of any other rights or remedies to which ISD may be entitled as a result of such Loss, ISD shall have the unconditional right to offset (dollar for dollar) the amount of such Loss against the principal amount and accrued interest owed pursuant to the Promissory Note. Notwithstanding any other provision of this Agreement, the amount of any Loss related to the uncollectibility of any of the Telesite Receivables and the Metrosite Receivables (and the amount




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





of any resulting offset against the Promissory Note) shall be the actual dollar amount of any such Telesite Receivable or Metrosite Receivable that is uncollectible.


                                 ARTICLE XIV
                                 TERMINATION

      14.1 Termination. This Agreement may be terminated at any time prior to the Closing:

            (a) By the mutual written consent of all of the parties to this Agreement;

            (b) By the Members, Caroline Finley, Telesite and Metrosite (if they are not then in breach of any term of this Agreement), if ISD: (i) fails to perform in any material respect its agreements contained herein required to be performed on or prior to the Closing Date or (ii) materially breaches any of its representations or warranties contained herein, which failure or breach is not cured within ten days after the Members, Telesite, and Metrosite have notified ISD of their intent to terminate this Agreement pursuant to this subparagraph;

            (c) By ISD (if ISD is not then in breach of any term of this Agreement), if the Members, Telesite, and Metrosite (i) fails to perform in any material respect its agreements contained herein required to be performed on or prior to the Closing Date, or (ii) materially breaches any of its representations or warranties contained herein , which failure or breach is not cured within ten days after ISD has notified them of its intent to terminate this Agreement pursuant to this subparagraph;

            (d) By any of the parties, if there is any order, writ, injunction or decree of any court or governmental or regulatory agency binding on such party which prohibits or restrains such party from consummating the transactions contemplated hereby; or

            (e) By any of the parties, if the Closing has not occurred by May 31, 1997, for any reason other than delay or nonperformance of the party seeking such termination.

      14.2 Effect on Obligations. Termination of this Agreement pursuant to this Article shall terminate all obligation of the parties hereunder, except for the obligations under Sections 15.3 (with respect to expenses), 15.4 (with respect to publicity) and 9.2 (with respect to confidentiality); provided, however, that termination pursuant to subparagraphs (b) or (c) of
Section 14.1 will not relieve the defaulting or breaching party from any liability to the other party hereto. In the event of termination under subsection (c), ISD will have the rights and remedies with respect to specific performance as set forth in Section 15.13 hereof, in addition to any other remedies that may be available at law or in equity.

                                  ARTICLE XV
                                MISCELLANEOUS

      15.1 Survival of Representations. All representations and warranties of the parties hereto contained in this Agreement or otherwise made in writing in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the Closing hereunder for the periods described in Section 13.5. All of the other covenants and agreements of the parties hereto contained in this Agreement or otherwise made in writing in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the Closing hereunder.

      15.2 Risk of Loss. The risk of loss, damage or condemnation of any of the Telesite Assets and the Metrosite Assets from any cause whatsoever will be borne by the Members, Caroline Finley, Telesite and Metrosite at all times prior to the completion of the Closing. In the event of any loss, damage or condemnation of any of the Telesite Assets or the Metrosite Assets prior to completion of the Closing, ISD shall have the option, in its sole discretion, to:

            (a) terminate this Agreement by written notice to the Members, Telesite and Metrosite;

            (b) postpone the Closing for a period of up to five (5) days to permit the Members, Telesite and Metrosite to repair, replace or restore such Telesite Assets or Metrosite Assets to their prior condition; or

            (c) proceed to close this Agreement and complete the restoration and replacement of such damaged Telesite Assets or Metrosite Assets after the Closing Date, in which event the Members, Telesite and Metrosite shall assign to ISD the right to receive all insurance proceeds payable in connection with such damage.

      15.3 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, whether or not the transactions contemplated by this Agreement are consummated.

      15.4 Publicity. Each of the parties agrees it will not make any press releases or other announcements prior to the Closing with respect to the transactions contemplated hereby, except as required by applicable law, without the prior approval of the other parties.

      15.5 Best Efforts. Each party hereto agrees to use its best efforts to satisfy the conditions to the Closing set forth in this Agreement and otherwise to consummate the transactions contemplated by this Agreement.

      15.6 Notices. All notices, demands and other communications made hereunder will be in writing and shall be given either by personal delivery, by nationally recognized overnight courier (with charges prepaid) or by telecopy (with telephone confirmation), and will be deemed to have been given or made when personally delivered, the day following the date deposited with

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such overnight courier service or when transmitted to telecopy machine and confirmed by telephone, addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

                  If to the Members, Caroline Finley, Telesite or Metrosite:

                  Joe L. Finley, III
                  10770 Samples Road
                  Alexander, Arkansas  72002
                  Telephone:  (501) 316-1451

                  With a copy (which shall not constitute notice) to:

                  Friday, Eldredge & Clark
                  Attention: Price C. Gardner, Esq.
                  400 West Capitol Avenue
                  Suite 2000
                  Little Rock, Arkansas  72201
                  Telephone : (501) 370-1543
                  Telecopy : (501) 376-2147

                  If to ISD:

                  US Towers, Inc.
                  Attention: Stephen H. Clark
                  1135 Kildaire Farm Road
                  Suite 200
                  Cary, North Carolina  27511
                  Telephone: (919) 550-2800
                  Telecopy: (919) 481-9255

                  With a copy (which shall not constitute notice) to:

                  Hutchison & Mason PLLC
                  Attention: Fred D. Hutchison, Esq.
                  4011 Westchase Boulevard, Suite 400
                  Raleigh, North Carolina  27607
                  Telephone: (919) 829-9600
                  Telecopy: (919) 829-9696

      15.7 Obligations of the Parties. All obligations of the Members, Caroline Finley, Telesite and Metrosite hereunder shall be joint and several.

      15.8 Knowledge. All references to the knowledge of a party or to facts known by a party means the actual knowledge of such party, if such party is a natural person, and the actual

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knowledge of the Chairman, Chief Executive Officer, President or Chief
Financial Officer of such party, if such party is not a natural person.

      15.9 Governing Law. This agreement will be governed by the laws of the State of Delaware without regard to its rules regarding choice of law.

      15.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

      15.11 Assignment. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interest or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of all other parties hereto, and any purported assignment without such consent shall be void.

      15.12 Third Party Beneficiaries. None of the provisions of this Agreement or any document contemplated hereby is intended to grant any right or benefit to any person or entity which is not a party to this Agreement.

      15.13 Headings. The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

      15.14 Amendments. Any waiver, amendment, modification or supplement of or to any term or condition of this Agreement will be effective only if in writing and signed by all parties hereto, and the parties hereto waive the right to amend the provisions of this Section orally.

      15.15 Specific Performance. The Members, Telesite and Metrosite acknowledge that the Telesite Interests and the Metrosite Interests are unique and that if the Members, Telesite and Metrosite fail to consummate the transactions contemplated by this Agreement such failure will cause irreparable harm to ISD for which there will be no adequate remedy at law. Buyer shall be entitled, in addition to its other remedies at law or at equity, to specific performance of this Agreement if the Members, Caroline Finley, Telesite and Metrosite will, without cause, refuse to consummate the transactions contemplated by this Agreement.

      15.16 Severability. In the event that any provision in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect, the remaining provisions of this Agreement will not be in any way impaired, and the illegal, invalid or unenforceable provision shall be fully severed from this Agreement and there will be automatically added in lieu thereof a provision as similar in terms and intent to such severed provision as may be legal, valid and enforceable.

      15.17 Entire Agreement. This Agreement and the Schedules and Exhibits hereto constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings between the parties with respect to such subject matter including without limitation the letter of intent dated March 19, 1997, as amended, between Telesite and US Towers are hereby expressly terminated.



             [The remainder of this page is left blank intentionally.]

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed by its duly authorized officer as of the date first above written.



                                    INTEGRATED SITE DEVELOPMENT, INC.

                                    By: /s/ STEPHEN H. CLARK
                                          ----------------------------------
                                          Stephen H. Clark
                                          President


                                    /s/ JOE L. FINLEY, III
                                    --------------------------------------
                                    Joe L. Finley, III


                                    /s/ CAROLINE M. FINLEY
                                    --------------------------------------
                                    Caroline M. Finley


                                    FINLEY FAMILY LIMITED PARTNERSHIP

                                    By: /s/ JOE L. FINLEY, III
                                          ----------------------------------
                                          Joe L. Finley, III
                                          General Partnership


                                    THE CENTRAL ARKANSAS OPPORTUNITY
                                    FOUNDATION

                                    By: /s/ JOE L. FINLEY, III
                                          ----------------------------------
                                          Joe L. Finley, III
                                          Trustee


                                    TELESITE SERVICES, LLC

                                    By: /s/ JOE L. FINLEY, III
                                          ------------------------------------
                                          Joe L. Finley, III
                                          President

                                    METROSITE MANAGEMENT, LLC

                                    By: /s/ JOE L. FINLEY, III
                                          ------------------------------------
                                          Joe L. Finley, III
                                          President